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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                      CURRENT REPORT PURSUANT TO SECTION 13
                 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 23, 2000


                              GLOBAL E TUTOR, INC.
               (Exact Name of Registrant as Specified in Charter)


         DELAWARE                      0-29765                 88-0444539
State or other jurisdiction of    Commission File No.   I.R.S. Employer I.D. No.
incorporation or organization


3340 PEACHTREE ROAD, SUITE 1800, ATLANTA, GA                            30326
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code:  (404) 978-1640

Former name and former address:  Kilimanjaro Group.com Inc., 1601 Fifth Avenue,
                                 Suite 2100, Seattle, Washington 98101-1686.

ITEM 1. Changes in Control of Registrant.

     On May 23, 2000, we entered into an Agreement and Plan of Merger with Kilimanjaro Group.com Inc., a Nevada corporation ("Kilimanjaro"). The agreement provided that Kilimanjaro would merge into our company, Global e Tutor, Inc., and we would issue 50,000 common shares pro rata to the three shareholders of Kilimanjaro and pay $75,000 pro rata to such shareholders, in exchange for all of the outstanding shares of Kilimanjaro. Merger documents were filed with the States of Nevada and Delaware and the merger became effective May 25, 2000. As a result of the merger, Kilimanjaro was merged into Global e Tutor, Inc. and we were the surviving entity and assumed Kilimanjaro's reporting obligations as a successor issuer

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pursuant to Section 12(g)(3) of the Securities Exchange Act. The information contained in this report pertains to the successor issuer, Global e Tutor, Inc., unless otherwise designated.

     The merger agreement was adopted by the unanimous consent of Kilimanjaro's Board of Directors and approved by the unanimous consent of its shareholders on May 24, 2000. The merger agreement was adopted by the unanimous consent of our Board of Directors also on May 24, 2000.

     Prior to the effectiveness of the merger, we had an aggregate of 27,467,747 shares of common stock issued and outstanding. As a result of the merger, we currently have a total of 27,517,747 shares outstanding.

     The officers, directors, and bylaws of Global e Tutor, Inc. shall remain unchanged as a result of the merger and shall be the officers, directors, and bylaws of the successor issuer. None of the officers or directors of Kilimanjaro succeeded to any positions with our company. Thus, James L. Vandeberg, the sole director and executive officer of Kilimanjaro, no longer controls the registrant. The certificate of incorporation of Global e Tutor, Inc., as amended, remains unchanged and shall be the certificate of incorporation of the successor issuer.

     The following table sets forth certain information furnished by the named shareholders and others concerning the ownership of our common stock as of May 18, 2000, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and executive officers; and (iii) directors and executive officers as a group:

                                            Amount and Nature
Name and Address                            of Beneficial
of Beneficial Owner                         Ownership (1)                  Percent of Class
-------------------                         -------------                  ----------------
Executive officers and directors:

Thomas E. McMurrain(2)                      9,660,725(3)                        35.14%
3340 Peachtree Rd.
Suite 1800
Atlanta, GA 30326

Claes Nobel                                   160,667(4)                          *

Vincent A. Riggio(2)                          133,333(5)                          *

Leslie Ennis(2)                                61,667(6)                          *

Shawn Cartmill(2)                              61,667(7)                          *

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Robert V. Willison(2)                         549,333(8)                         1.96%

Lara Stegman(2)                                61,667(9)                          *

Executive Officers and                     10,689,059                           37.48%
Directors as a Group
(5 Persons)

Other 5% shareholders:

The Lancer Group and                        9,525,000(10)                       34.68%
Michael Lauer(10)
200 Park Avenue
Suite 3900
New York, NY

Globalepartners, LLC                        9,158,000(11)                       33.34%
3340 Peachtree Rd. NE
Suite 1800
Atlanta, GA 30326


-------------------
     *    Represents less than 1%.

     (1) Unless otherwise indicated, this column reflects amounts as to which the beneficial owner has sole voting power and sole investment power.

     (2) Each of these persons is a member of Globalepartners, LLC which is a principal shareholder. See footnote (11) below.

     (3) Of the shares listed, Mr. McMurrain is the direct owner of 482,000 which are held in his own name. He also beneficially owns 9,158,000 shares which are held in the name of Globalepartners, LLC. Mr. McMurrain is the managing partner of the limited liability company. Mr. McMurrain holds options to purchase 62,174 shares. Of these options, 20,725 are immediately exercisable. For purposes of computing Mr. McMurrain's total shares beneficially owned and his percentage ownership, the options which are currently exercisable are deemed to have been exercised and the shares are deemed to be outstanding.

     (4) Mr. Nobel holds options to purchase 482,000 shares. Of these options, 160,667 are immediately exercisable. For purposes of computing Mr. Nobel's total shares beneficially owned and his percentage ownership, the options which are currently exercisable are deemed to have been exercised and the shares are deemed to be outstanding.

     (5) Mr. Riggio holds option to purchase 400,000 shares. Of these options, 133,333 are immediately exercisable. For purposes of computing Mr. Riggio's total shares beneficially owned and his percentage ownership, these options are deemed to have been exercised and the shares are deemed to be outstanding.

     (6) Ms. Ennis holds option to purchase 185,000 shares. Of these options, 61,667 are immediately exercisable. For purposes of computing Ms. Ennis' total shares beneficially owned

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and her percentage ownership, these options are deemed to have been exercised and the shares are deemed to be outstanding.

     (7) Mr. Cartmill holds option to purchase 185,000 shares. Of these options, 61,667 are immediately exercisable. For purposes of computing Mr. Cartmill's total shares beneficially owned and his percentage ownership, these options are deemed to have been exercised and the shares are deemed to be outstanding.

     (8) Mr. Willison holds option to purchase 816,000 shares. Of these options, 549,333 are immediately exercisable. For purposes of computing Mr. Willison's total shares beneficially owned and his percentage ownership, these options are deemed to have been exercised and the shares are deemed to be outstanding.

     (9) Ms. Stegman holds option to purchase 185,000 shares. Of these options, 61,667 are immediately exercisable. For purposes of computing Ms. Stegman' total shares beneficially owned and her percentage ownership, these options are deemed to have been exercised and the shares are deemed to be outstanding.

     (10) The Lancer Group is composed of Lancer Offshore, Inc., Lancer Partners, LP, The Orbiter Fund, and Michael Lauer. Mr. Lauer is the sole general partner of Lancer Partners LP and is the sole investment manager of all three entities. Of the total shares, 5,320,000 are held directly by Lancer Offshore, Inc.; 2,100,000 are held directly by Lancer Partners LP; and 500,000 are held directly by The Orbiter Fund. Mr. Lauer is believed to control the voting and disposition of these shares by virtue of being the investment manager for these entities. Also, 690,000 of these shares are held in the name of the Lancer Group. Also, 500,000 shares are held by The Viator Fund Ltd, a fund controlled by Mr. Lauer. The remaining 415,000 shares are held directly by Mr. Lauer in his name.

     (11) Globalepartners, LLC is a Georgia limited liability of which Thomas E. McMurrain, one of our officers and directors, is the sole managing partner. These shares are also included in the shares designated as being beneficially owned by Mr. McMurrain. Mr. McMurrain controls approximately 64.74% of the ownership interest of the limited liability company by virtue of his control of Thomas E. McMurrain Family, LLLP, Global Funding Group, Inc., and TDV Consulting. The initial capital contributions of the members of the limited liability company were the outstanding shares of GLOBALETUTOR.COM, INC. Prior to the reorganization with us, all of the shares of GLOBALETUTOR.COM, INC., except the shares held personally by Mr. McMurrain, were transferred to the limited liability company. Set forth below are the names and percentage interests held by the members of the limited liability company:

     Name of Member                                       Percentage of Ownership Interest
     --------------                                       --------------------------------
     Thomas E. McMurrain Family, LLLP                                    45.09%
     Global Funding Group, Inc.                                          13.10%
     Mandalay Sports Action Entertainment, LLC                           10.52%
     Robert Willison                                                      9.08%
     TDV Consulting                                                       6.55%
     Ray Story                                                            5.26.%
     Shawn Cartmill                                                       2.18%
     Lara Stegman                                                         2.18%

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     Leslie Ennis                                                         1.09%
     Don Ruttenberg                                                       0.55%
     Bob Cohn                                                             0.55%
     Steve Martin                                                         0.55%
     Gary Hill                                                            0.55%
     Barry Morris                                                         0.55%
     Amanda Anderson                                                      0.55%
     Lloyd Skidmore                                                       0.55%
     Karen Lennon                                                         0.55%
     Samuel Sykes                                                         0.55%


     We are not aware of any arrangements which may result in a change of control of the registrant.

ITEM 2. Acquisition or Disposition of Assets.

     The consideration exchanged pursuant to the merger agreement with Kilimanjaro was negotiated between Kilimanjaro and us.

     In evaluating our company as a candidate for the proposed merger, Kilimanjaro used criteria such as the value of our assets, our current business operations and anticipated operations, and our business name and reputation. Kilimanjaro determined that the consideration for the merger was reasonable.

     We intend to continue the business of Global e Tutor, Inc. and enhance shareholder value through the identification, acquisition and or development and commercialization of proprietary technology, both hardware and software, in the online tutoring industry.

                           FORWARD LOOKING STATEMENTS

     This report contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of operations involving the on-line tutoring industry, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this report forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Although we believe that any forward-looking statements we make in this report are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, include the following:

     - Subscription to our ISP may not accelerate as quickly as we have predicted. The plethora of existing ISP's with similar value propositions could slow growth if the differentiated features are not communicated clearly to the target market.
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     -    Our personal sanctuary databases may not be as secure or meeting the minimum requirements of COPA, which could subject our information to Internet hackers.

     -    The value of click-through rates may decline faster than projected.

     -    Our system may receive more volume than it can handle.

     - Potential competitors may impart an interest in our market prior to our being fully operational.

     -    We may experience delays in web site or database design.

     - Our youth foundation may be unable to secure funding for its ongoing operations.

     In light of the significant uncertainties inherent in the forward-looking statements made in this report, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

                             DESCRIPTION OF BUSINESS

History and Organization

     Our company was incorporated under the laws of the State of Delaware on May 9, 1995, under the name Essex Enterprises, Inc. On December 12, 1996, the company changed its name to Veronique, Inc. and on April 13, 1999, it changed its name to Digital Launch, Inc. Finally, on February 3, 2000, the name was changed to Global e Tutor, Inc.

     We were originally organized to engage in the television marketing of hair products, but abandoned this business in approximately 1996. In December 1996 we acquired Veronique, Inc. as a wholly owned subsidiary and control of our company was transferred to the shareholders of Veronique. Also, in connection with such transaction, we forward split the outstanding stock at the rate of two shares for each one share outstanding. Prior to this forward split we had outstanding 800,000 common shares; following the forward split we had approximately 1,600,000 shares outstanding. We issued 3,012,500 shares to the shareholders of Veronique. Veronique was incorporated on September 28, 1995, and was engaged in the business of developing, packaging, marketing and distributing skincare and beauty products. After its acquisition, it was renamed VI Sub, Inc. On September 29, 1997, we merged VI Sub, Inc., a wholly owned subsidiary, into our parent corporation because there was no benefit to maintaining both a holding company and the operating subsidiary.

     In 1999 we determined it was no longer feasible to finance our skincare business under the prevailing corporate structure. We reached an agreement in principle to transfer the assets of the

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skincare business, subject to the assumption of the related liabilities, and started the search for a new business venture. In contemplation of a proposed transaction with GLOBALETUTOR.COM, INC., in December 1999 we transferred all of our assets to Veronique Europe Ltd, our wholly owned subsidiary which was not conducting any business operations, in exchange for the assumption of all of our outstanding liabilities. The subsidiary has agreed to indemnify us from these liabilities. Subsequent to this transaction we transferred all of the outstanding stock of Veronique Europe Ltd., which has been renamed to Veronique, Inc., to Alford S.A. for nominal consideration. Alford S.A. is an entity whose beneficiaries are relatives of Terrence O. McGrath, our former chairman and CEO.

     In December 1999 we entered into an agreement with GLOBALETUTOR.COM, INC., a Nevada corporation, to exchange all of the issued and outstanding shares of this entity for 9,640,000 shares of our common stock. The reorganization agreement was closed by the parties on January 21, 2000. GLOBALETUTOR.COM, INC. was incorporated in the State of Nevada on December 10, 1999, to provide educational services over the Internet. The company has not yet commenced its principal operations.

     In connection with the reorganization transaction we assumed all of the outstanding options of GLOBALETUTOR.COM, INC. to acquire 3,964,174 shares of our common stock at prices ranging from $0.25 to $0.275 per share. We also granted to Thomas E. McMurrain, an officer, director and principal shareholder, options to purchase 6,584,000 shares. These options were subsequently canceled. At this time we also granted 416,000 options to Robert
V. Willison, an executive officer, outside of our stock option plan. We also issued warrants to Finn Partners, an entity controlled by Thomas E. McMurrain, to purchase 3,000,000 shares. These warrants were subsequently canceled. We also converted an outstanding promissory note payable to Lancer Offshore, Inc., an entity for which Michael Lauer, one of our principal shareholders, acts as investment manager, in the principal amount of $750,000 into 3,000,000 shares of common stock. These funds had been loaned to us in December 1999 by Lancer Offshore, Inc. and were in turn loaned to GLOBALETUTOR.COM, INC. pending closing. We also privately placed 500,000 shares at $0.20 per share and 5,000,000 shares at $0.25 per share.

     We presently have one wholly owned subsidiary, GLOBALETUTOR.COM, INC., through which we propose to conduct our principal business.

Proposed Business

     Our company is in the development stage and our efforts have been focused primarily on the start-up of our proposed business. We are in the process of creating an Internet destination for global education through Internet-based, interactive, video-on-demand tutoring services for kindergarten through 12th grade students with the goal of making learning fun, convenient, and affordable. Currently we do not have an on-line product, but we are working on its development. Our web site, upon its completion, is expected to have five distinct areas for children: a virtual community for children; our top ten tutorials; a global educational broadcast network; a global

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entertainment network; and a nonprofit foundation. We have engaged the firm of
Comstar.net, Inc. to provide us with our Internet access for our web site.

     - The children's community. We are in the process of creating the content for the community, although it is in the initial development stage. Its purpose will be to give children a positive, filtered site, free from pornography and profanity, that parents will feel comfortable allowing their children to use. At present, we intend to offer live, monitored chats for children, Saturday night chats with celebrities, an educational game, short video clips that provide positive reinforcement like "stay off drugs", "don't smoke", etc.

     - Top ten tutorials. The purpose of this site will be to identify and define the most common difficulties that students have by grade level and by subject. We have contracted with individuals who have twenty years' experience teaching elementary, middle and/or high school to design the site. At present, there are no tutorials for this site on-line, but we have created, or are in the process of creating, 40 tutorials. Each tutorial will be approximately 10 minutes in length. We expect to have 300 tutorials completed by the time our web site is launched, which is tentatively scheduled for September 2000.

          All tutorial material developed for us will be our property and the educators developing it will not be paid royalties for the material. They will, however, be paid a flat fee.

     - The global educational broadcast network. Aside from the "top ten" tutorials, we do not intend to create educational content. We recognize that content already exists on the world wide web and students are using it to supplement their educational process. The purpose of the broadcast network will be to create a sortal for existing educational content. By "sortal" we mean a virtual catalog system for existing content. We want to make it simple for children to find quality educational content, as well as easy for them to use the web sites they find. We will do this by providing each content provider that joins our network with the same tool set, and, much like the television networks create a standardized "look" and "feel" for their affiliates, we will be doing the same with the content providers that join our network. We call this uniform look and feel strategy "wrapping." This gives each of our partners the same technology and functionality. This means that the function buttons for each site will be in the same places so it will be very easy for children to navigate. The vocabulary we use will be easy for a kindergarten through 12th grade student to understand. The computer commands for all of the content providers who join our network will be standardized. At present, we have two sites wrapped and we are currently in discussions with several other content providers, determining their interest in becoming part of our network. It is our long-term intention to wrap from 800 to 1,000 existing web

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          sites. By creating a common forum for existing content providers, we will be combining their existing audiences. We feel that the sum of the combined audiences will be of value to corporations that may be interested in marketing to these audiences.

          All affiliates' information will be filtered, screened and held accountable to standard criteria which we are developing in conjunction with the United Nations, National Education Association, and state education boards. Dr. Noel Brown, a 40-year employee of the United Nations who created Agenda 21, the global blueprint for environmental sustainment, has agreed to chair our international advisory board. Dr. Brown will be working to create strategic relationships with areas of the United Nations that help us with distribution of our services. The relationships have yet to be established and their natures are still unknown. We are working with MRESA, formally known as the Metropolitan Regional Education Strategic Alliance. This relationship will allow us to place our tutorials in the public schools with which they are affiliated. Terms of the agreement are still being discussed.

          At present, we are in the research and development stage of creating standard criteria. Our nonprofit foundation has employed a director of strategic development to create these relationships with funding and education partners. These relationships have yet to be established and therefore, their nature has not been determined.

          The terms of each affiliation with content providers will be different, depending upon the amount of material provided by the affiliate, whether they already have an audience which they will bring to our web site, and the amount of web site upgrades we will provide to them. Another consideration will be the percentages, both volume and dollar amount, of their e-commerce revenue generated through the site, which has yet to be determined. The terms of any such partnerships will be mutually determined by us and the partnering company.

     - The global entertainment network. This location on our web site is still in the design phase. Its focus will be to provide entertaining educational materials and games for children. We intend to create a Hollywood-type environment that attracts and retains a child's attention. We are currently working with Mandalay Sports Entertainment in Hollywood, California, to totally design our web site. They will provide introductions to celebrities and special effects web designers. We are currently in discussions regarding the scope of their relationship with us.

     - Our nonprofit foundation. The foundation is an independent and separate corporation from our company. The separate corporation was filed with the Secretary of State of Georgia under the name Global Youth Foundation, Inc on

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          May 15, 2000. The 501-(c)3 determination status will be filed with the
          Internal Revenue Service in May 2000. The mission of the foundation will be to introduce and foster a global education community through tutoring, mentoring and environmental awareness activities for youth ages 5 through 18 from all social, racial, ethnic, and economic backgrounds. The foundation and its officers will operate as a separate corporate organization with a separate board of directors and the assets of the foundation will be acquired, held, and managed independently of our company. No officer or board member of the foundation will benefit monetarily from any foundation program or fund raising activities.

     As stated above, none of these services is currently being offered on-line by us, but we are in the process of developing each of these areas. We do anticipate that all of them will be offered at the time of our expected launch in September 2000. We intend to provide our services to children worldwide by offering them in several different languages. We are currently in discussions with several companies that specialize in language translation, but at present we have not determined which one we will use. Additionally, we are working with the United Nations to make sure educational services will be culturally sensitive.

     It is our intention to work with corporate sponsors that will provide financial support to the programs we offer children. In return, we will provide them with marketing opportunities on the web site. At present, we do not have any corporate sponsors.

     Rather than focusing on developing educational content, we intend to concentrate on marketing and distribution. This means that we are interested in creating and growing an audience for ourselves and for our five major areas of focus described above. As a marketing company we will use traditional and non-traditional marketing, advertising and public relations strategies to attract students worldwide to our web site. By increasing the audience for our foundation, we anticipate increasing the marketing value for our associates, both corporate sponsors and educational content providers.

     We have entered into an agreement with OneWeb Systems, Inc., an Atlanta, Georgia, based software design company, to create original designs, artwork, and engineering specifications for our web site using systems created by OneWeb. The agreement also grants to us a perpetual, non-exclusive, non-transferable license to use these products. Any modifications to these products for our application will be owned by OneWeb, subject to our license rights. All of the work performed by OneWeb, including the license fee, will be on a flat-fee basis. OneWeb will not be entitled to any royalty payments for the license.

Market Overview

     The world wide web is the fastest growing technology in history, achieving 25% penetration in less than seven years. Over 700,000 students are now taking some form of distributed learning courses, including online classes. Since 1994, education and training
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companies have raised more than $3.4 billion in equity capital through more than
38 initial public offerings and 30 follow-up offerings. The power of technology provides greater access of tutorial services at a lower cost, largely enabled by growing access to personal computers and the Internet, as well as expanding bandwidth. In the United States alone, there are 55 million children in kindergarten through 12th grade schools, 14 million students in post-secondary institutions and 136 million working adults. Globally, over 20 percent of the world's six billion people are currently enrolled in a kindergarten through 12th grade or post-secondary education system. As the result of technological innovations like the Internet, video-conferencing and satellite systems, a new economy has emerged driven by knowledge and information. Management believes that creating an education-focused gateway to the Internet is a huge opportunity. (Statistical information provided by the Wit Capital, "E Knowledge Industry Report," August 11, 1999 and the Merrill Lynch "Book of Knowledge," April 9, 1999.)

Research and Development

     We have spent approximately $302,000, which was raised in our private funding in December 1999, on the research and development of our proprietary technology from the date of the inception of our current business on December 10, 1999, through April 14, 2000. The money has been spent on our web based educational content distribution. This technology allows us to take traditional education materials and re-engineer them for the web. The revenues we may achieve will be primarily from strategic alliances and subscriber fees. Investment monies generated, while paying directly for research and technology costs accrued to date, will fund our operations, which include funding on-going technological development. None of the cost of our research and development is expected to be borne directly by our customers.

Competition

     The market for children's educational products and services is highly competitive. Competition is generally based on the quality and range of educational materials made available, price, promotion, and customer service. However, we believe that we are the first Internet based tutorial services company that will consolidate educational content provider web-sites in a standardized format. Other web sites that offer educational content and are candidates to join our network, include:

     - Distributed learning content companies such as Kaplan and Sylvan Learning Systems;

     - Distance enabling companies such as Caliber Learning Center Network and eCollege.com; and

     - Online communities such as Classroom connect, FamilyEducation Company, and The Lightspan Partnership.

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     Very few of our current competitors focuses on distribution. For the most part they are content providers. We believe that our global focus to aggregate demand and current service options gives us a decided advantage over the industry's current fragmented approach. We have also identified that most children currently use their parent's Internet service. Our mission to provide a community for them provides a distinguishing feature to our business plan. Additionally, we intend to be a global marketing company affiliating with existing content providers and localizing their educational material into seven languages for our students. This localization makes us unique in understanding cultures, languages, and lifestyles as they relate to global users. Additionally, we have found that many providers in the market currently do not have their content repurposed for the Internet, that is, that the information has not been put into a format such that the content would be available on the Internet. We are in negotiations with technology companies that can provide the ability to do this. We would act as the marketing arm for the technology company, acquiring the content accounts. We would repurpose the content for the providers while retaining the use of the content for ourselves and the technology organization. As a result, we believe our model has the opportunity to become the most complete, well-rounded educational service in the industry.

     We also believe that our strategic corporate alliances will play a role in differentiating us from the competition. We intend to use their support, both financial and intellectual, to create joint marketing ventures and to supplement the cost to consumers and maintain a technological advantage. Additionally, we are creating a software delivery system that sorts and organizes content providers whose service is then wrapped with our branding. Our technology team is currently working to create the system we will use.

Marketing

     Management believes that a strong marketing effort is crucial to our success. Our mission is to attract students to our web site to use our services and retain their loyalty throughout their education process. Our marketing plan focuses on distribution of educational content and the entertainment aspect our on-line community, and concentrates on succeeding in the following categories:

     -    traffic - the number of users;

     - branding - global recognition of products and services for us and our partners;

     -    stickiness - how long a user stays at the destination once there; and

     -    bonding - loyalty of the user over the long term.

     During the first years following the launch of our services, our marketing efforts will be dedicated to the four following areas:

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     -    Traditional print and broadcast - We intend to implement an advertising campaign to create brand awareness through traditional advertising mediums such as print, radio, television and billboards.

     - Co-branding sponsorship model - As an inherent part of the relationship with our strategic partners, such as international companies that market to the kindergarten through 12th grade demographic, we anticipate cooperative marketing, branding, advertising and public relations efforts.

     - Grass roots - We intend to engage in web-site and community-based awareness programs designed to interact with students, parents, and educators directly to achieve our goals, as well as those of our affiliates and corporate sponsors. Some ideas for student interaction, live and on-line, include live Saturday night celebrity chats, a traveling road show, complete with a specially equipped touring bus, a network-televised game show, sponsored concerts, music videos, and brand merchandising.

     - Public Relations - As a part of an intensive public relations campaign, both traditional and non-traditional methods will be utilized. We intend to select a celebrity spokesperson by second quarter 2000. We have engaged the firm of 360 Thinc Ltd. Of Atlanta, Georgia, to assist us in developing a marketing and communications program to attract corporate affiliates. We have also engaged the firm of Cohn & Wolfe of Atlanta, Georgia, to assist us in developing a public relations plan.

Government Regulation

     Among the regulatory measures directly applicable to our business model are those concerning the collection, use, and dissemination of personal information. As a routine part of our operations it will be necessary for us to collect individually-identifying information about consumers of our services and to use that information both in the delivery of services and for certain marketing and other purposes. We intend to implement appropriate privacy policies informing our users about the information we collect and how we use it; how and to what extent we may disclose it to third parties; what choices our users have in these matters, and how we protect this information from unauthorized use and disclosure.

     Specific laws will apply to our information practices with respect to certain consumers those twelve years of age and younger and those located in the countries composing the European Union. The Child Online Privacy
Protection Act of 1998, 15 U.S.C. Sections 6501-6506, also known as COPPA, applies to the online collection of personal information from persons twelve and under. In general, COPPA requires obtaining verifiable parental consent to the collection, maintenance and disclosure of information about children; gives parents the right at any time to stop further use or collection of information from their children, and also gives parents the right to access stored information about their children. The law also imposes specific requirements for the content and placement of a web site's privacy policy, and requires web sites to use reasonable procedures to protect the confidentiality, security, and integrity of personal information collected from children.

     "The European Union Privacy Directive (Counsel Directive 95/46, 1995 O.J.(L281) 31) similarly imposes restrictions on the collection, use and disclosure of information about residents of EU member states. In addition to operating within the borders of those nations, the EU Privacy Directive prohibits the export of personal data concerning Europeans to countries considered not to have "adequate" privacy protection. At this time the United States has not been recognized as providing adequate protection, but enforcement of the embargo on exportation of data to the U.S. has been postponed pending completion of negotiations between the United States and the European Union concerning "Safe Harbor" principles that would enable U.S. persons to collect this information if they agree to comply with the Safe Harbor principles. We anticipate that in connection with our business in Europe, we will ultimately be required to comply with the substance of the EU Privacy Directive, either by virtue of acceding to the Safe Harbor principles or by virtue of direct application of the EU Privacy Directive and implementing national legislation to our operations in Europe.

     We do not anticipate that compliance with the EU Privacy Directive or with COPPA will have a material adverse effect upon our operations; however, it should be noted that there is a great deal of ongoing legislative, regulatory, and lobbying activity in the area of privacy and information practices, with new measures being introduced frequently, and there can be no assurance that our business will not be materially adversely impact by future regulations in this field.

Intellectual Property Rights

     To protect the rights to our intellectual property, we will rely on a combination of trademark and copyright law, patent, trade secret protection, confidentiality agreements, and other contractual arrangements with our employees, affiliates, clients, strategic partners, and others. The protective steps we have taken may be inadequate to deter misappropriation of our proprietary information. We may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our intellectual property rights.

     We intend to register certain of our trademarks in the United States. Our corporate counsel is currently performing the trademark search for 10 brands associated with globaletutor. Effective trademark, copyright, patent, and trade secret protection may not be available in every country in which we offer, or intend to offer, our services. In addition, although we are taking steps to protect us from infringing on the intellectual property rights of others, other parties may assert infringement claims against us or claim that we have violated a patent or infringed a copyright, trademark, or other proprietary right belonging to them. These claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources on our part, which could materially adversely affect our business, results of operations, and financial condition.

     We currently incorporate certain licensed third-party technology developed by OneWeb Services, Inc. in some of our services. In the license agreements with OneWeb, they have generally agreed to defend, indemnify, and hold us harmless with respect to any claim by a third party that the licensed software infringes any patent or other proprietary right. We are also negotiating with and intend to use other third-party technology providers in connection with our services, the licenses for which should also contain provisions to defend us against potential infringement. We cannot assure that these provisions will be adequate to protect us from infringement claims. The loss or inability to obtain or maintain any of these technology licenses could result in delays in introduction of new services.

Employees

     At April 1, 2000, we employed 15 persons on a full-time basis, including our executive officers. Approximately 60% of the compensation of two of our employees, Lara Stegman and Shawn Cartmill, is paid by Emergency One Cash Card, Inc., a company controlled by Thomas E. McMurrain. Ms. Stegman devotes essentially all of her time to our company and Mr. Cartmill devotes approximately 60% of his time to our company. We hire independent contractors on an as-needed basis only. We have no collective bargaining agreements with our employees. We believe that our employee relationships are satisfactory. In the long term, we will attempt to hire additional employees as needed based upon our growth rate.

                             DESCRIPTION OF PROPERTY

     We lease approximately 410 square feet of office space in Atlanta, Georgia, from Emergency One Cash Card, Inc., a company controlled by Thomas E. McMurrain. This space is used for the corporate headquarters. The lease can be terminated by either party at any time upon 60 days' prior notice. Monthly lease payments are $1,200.

                                LEGAL PROCEEDINGS

     On February 22, 2000, counsel for a company called E-Tutor sent a letter to us demanding that we cease and desist all use of our "GlobaleTutor" name. The demand letter claimed that our use of that name violated E-Tutor's service mark rights in the federally registered trademark "E-TUTOR." We denied that E-Tutor has service mark rights in E-TUTOR and denied that our use of the GlobaleTutor name is confusingly similar to or otherwise infringes the E-TUTOR mark.

     We have responded to E-Tutor's demand through correspondence by our counsel dated March 7, 2000. In addition to denying infringement on the grounds stated above, our counsel noted that the term "E-TUTOR is likely a generic term that, although federally registered, may be subject to cancellation. Although we suggested the possibility of cancellation, we did not indicate an intent to initiate such cancellation proceedings. No formal proceedings have been filed by either party to date.

     We intend to vigorously defend any claims asserted by E-Tutor, if necessary. It is possible that E-Tutor will not pursue any claims against us or will seek to compromise our claims. While there is some possibility of an adverse outcome for us, at this stage of the matter, our counsel cannot fairly determine either the likelihood of an adverse outcome or the extent of any possible loss.

                                PLAN OF OPERATION

     During the next year we plan to launch four phases of our website. In June 2000 we plan to begin our launch with the opening of our website/portal including "edutainment" offerings and a catalog offering education related products. Mandalay Sports Entertainment will co-brand the site with us at this time. In August 2000 we will add ISP and web site hosting services to our portal, and begin receiving advertising revenue from advertisers on our site. Also in August Phase III of our site will include the roll-out of our education foundation which will be headed by Claes Nobel, one of our directors. At year-end and into the first quarter of 2001 we will launch Phase IV - our interactive tutoring modules, which include live online learning, collaborative learning and will include different tutoring sessions for grades kindergarten through grade 12.

Revenues

     We anticipate that our revenues will come from several sources:

     -    Corporate site sponsorships;

     -    Advertising revenue;

     -    ISP subscription fees;

     -    Tutorial sales; and

     -    Exchange membership fees and transactions fees.

Expenses

     We expect marketing, product development and our information technology infrastructure will make up the largest portion of our operational expenses at approximately 45% of revenue.

Capital Requirements

     We estimate that we can satisfy our current cash requirements for approximately the next two months. During that time we intend to seek equity financing of from $3,000,000 to $5,000,000 to meet our cash requirements for the remainder of the year and to accomplish the objectives of our business plan described below.

     The use of these proceeds will be invested to accomplish the objectives of the business plan. Specifically, we plan to create a sponsorship revenue model, acquire strategic partners, extend our reach, brand and growth strategy, create avenues for our affiliates to extend their reach, establish the foundation, and provide a unique means of distribution of assets for our virtual philanthropists. To achieve these goals, we require capital investment for the following purposes:

     - developing and executing a brand-building awareness campaign, with sufficient budget to fund the campaign;

     - developing the web site and then continually adding new features and enhancements to the site;

     - expanding corporate office facilities, including appropriate staffing and equipment to support our business plans;

     -    augmenting our staff to support and sustain rapid growth;

     -    acquiring strategic partnerships; and

     - increasing unique visitors to our site by marketing and advertising and other creative promotions for our web site.

     During the next six months we intend to perform product research and development in the following areas:

     -    a free filtered ISP and premium services;

     -    personalized tutorials and assessment;

     -    content and technology development;

     -    affiliated products and services; and

     -    licensing and promotions.

     We expect that the number of employees will increase from the current fifteen to approximately thirty persons over the next twelve months.

                         DIRECTORS, EXECUTIVE OFFICERS,
                          PROMOTERS AND CONTROL PERSONS

     The following table sets forth as of May 18, 2000, the name, age, and position of each of our executive officers and directors, and the term of office of such director:

Name                         Age       Position(s)                          Director Since
----                         ---       -----------                          --------------
Thomas E. McMurrain           32       Co-Chairman, President, CEO,
                                       & Director                                2000
Claes Nobel                   69       Co-Chairman, Senior


Name                         Age       Position(s)                          Director Since
----                         ---       -----------                          --------------
                                       Vice-President, & Director                2000
Vincent A. Riggio             37       Director                                  2000
Leslie Ennis                  44       Vice-President                              --
Shawn Cartmill                36       Treasurer                                   --
Robert V. Willison            46       Director of Corporate Finance
                                       and Chief Financial Officer                 --
Lara Stegman                  28       Secretary and Director of Operations        --

     Directors are elected for a term of one year and until their successors are elected and qualified. Annual meetings of the stockholders, for the selection of directors to succeed those whose terms expire, are to be held at such time each year as designated by the Board of Directors. The Board of Directors has not selected a date for the next annual meeting of shareholders. Officers are chosen by the Board of Directors. Each officer holds his office for one year and until his successor is chosen and qualified.

     Set forth below is certain biographical information regarding our executive officers and directors:

     THOMAS E. MCMURRAIN has been the president, CEO, and co-chairman of GLOBALETUTOR.COM, INC. since December 1999. Since February 1999 he has been the president, chief executive officer, and sole owner of Emergency One Holding Corporation, Inc., a commercial holding company providing funding to private subsidiaries. Since September 1997 Mr. McMurrain has been the president, chief executive officer, and sole owner of Emergency One Cash Card, Inc., a financial lending company. From March 1993 until July 1997 he worked as an independent contractor to World Marketing Alliance, a broker of insurance and securities.

     CLAES NOBEL has been the co-chairman of GLOBALETUTOR.COM, INC. since January 2000. Since 1973 he has been the chairman of United Earth NGO, a not-for-profit corporation engaged in educating people about environmental issues.

     VINCENT A. RIGGIO has been the vice-president of RAM Development Group, a commercial real estate development company, since December 1996. From January 1996 until December 1996 he was the president of Riggio Restaurant Management which managed a seafood restaurant. From December 1990 until July 1995 Mr. Riggio was the acting president and owner of Checkers Hamburgers which sold hamburgers, fries, and colas to the public through retail stores.

     LESLIE ENNIS has been a vice-president of GLOBALETUTOR.COM, INC. since January 2000. From June 1999 until February 2000 she was the executive director of Brain Injury Family Assistance Center a not-for-profit corporation providing social services to families that have a member with a brain injury. From October 1998 until June 1999 she was employed as an assistant to the president of the Caring Institute, a not-for-profit corporation engaged in recognition of humanitarian excellence. From 1996 until 1998 she was employed by Wings

Service as a site manager of Peachtree DeKalb Airport location. In 1994 Ms. Ennis filed personal bankruptcy.

     SHAWN CARTMILL has been the treasurer and director of accounting for GLOBALETUTOR.COM, INC. since January 2000. Since December 1998 he has been the chief information officer for Emergency One Cash Card, Inc. From August 1997 until December 1998 he worked as a driver for Pizza K. From October 1996 until July 1997 Mr. Cartmill was employed as a regional director of sales for Digital Music Express, Inc., a provider of background music to retail establishments. He received bachelor of science degrees in finance management in December 1986, and in marketing in May 1989, from Clemson University. He also received a masters degree in business administration in May 1996 from The Citadel, Charleston, South Carolina.

     ROBERT V. WILLISON has been the director of corporate finance for GLOBALETUTOR.COM, INC. and our company since January 2000 and he has been chief financial officer of our company since April 2000. Since February 1998 he has been the president and chief executive officer of Bristol Capital, a sole proprietorship investment banking company. From January 1995 until January 1998 he was president and chief operating officer of Teledata World Services, Inc., a telecommunications company.

     LARA STEGMAN has been the director of operations, assistant to the president, and corporate secretary for GLOBALETUTOR.COM, INC. since January 2000. Since November 1998 she has been the chief operating officer for Emergency One Cash Card, Inc. From July until October 1998 she was employed as a sales associate for Eclipse Telecommunications, Inc., a company engaged in the commercial sales of telecommunications service products. From December 1996 through October 1997 Ms. Stegman was employed as a sales associate with Peachtree Nissan and Troncalli Motors Inc. Ms. Stegman received a bachelor of arts degree in elementary education in May 1994 from Duquesne University, Pittsburgh, Pennsylvania.

     The table below sets forth as of May 18, 2000, the name, age, and position of our significant employee who is not otherwise an executive officer but who makes, or is expected to make, significant contributions to our business. Dr. Morris accepted employment with our parent company effective January 31, 2000.

     Name                              Age       Position
     ----                              ---       --------
     Dr. Barry Morris                   44       Chief Knowledge Officer

     Set forth below is certain biographical information regarding this significant employee:

     DR. BARRY MORRIS has been the chief knowledge officer for GLOBALETUTOR.COM, INC. since January 2000. Since August 1997 he has been the director of development, the dean of advancement, and a vice-president of Whitefield Academy, Inc., a college preparatory school. From 1991 until 1997 he was an assistant professor at Georgia State

University. Dr. Morris received a bachelor of arts degree in political science and Russian in May 1977 from Tulane University, New Orleans, Louisiana. He received a bachelor of arts degree in political economy in December 1989 from Emory University, Atlanta, Georgia. He received his doctorate in international political economy in August 1998 from Emory University.

                             EXECUTIVE COMPENSATION

Compensation

     The following table sets forth the aggregate executive compensation awarded to, earned by, or paid to the named executive officer by any person for all services rendered in all capacities to Global e Tutor, Inc. and its subsidiaries for the fiscal years ended December 31, 1999, 1998, and 1997:

                                          Annual Compensation                     Long-Term Compensation
                                 ------------------------------------    ------------------------------------
                                                                                  Awards              Payouts
                                                                         -------------------------    -------
                                                           Other         Restricted                                   All
Name and Principal                                         Annual          Stock         Options/      LTIP          Other
Positions               Year      Salary      Bonus     Compensation      Award(s)         SARs       Payouts     Compensation
------------------      ----     --------     -----     ------------     ----------     ----------    -------     ------------
Terrence O.             1999     $120,000       --           --             --             --            --            --
McGrath, CEO(1)
                        1998     $120,000       --           --             --          1,000,000        --            --
                                                                                        options(2)
                        1997     $105,000       --           --             --             --            --            --


-------------------

     (1) Mr. McGrath resigned as an officer and a director effective January 21, 2000.

     (2) These options were canceled in January 2000 in connection with the reorganization with GLOBALETUTOR.COM, INC.

Stock Option and Incentive Plans

     1996 INCENTIVE PLAN

     On December 12, 1996, we adopted an incentive plan, pursuant to which we are authorized to issue up to 900,000 shares of common stock, either as options to purchase such shares or as restricted stock awards, to certain employees, officers, directors, and consultants. Awards of stock options under the plan consist of both non-qualified options and options intended to qualify as "Incentive Stock Options" under Section 422 of the Internal Revenue Code of 1986, as amended. Awards of restricted stock will be subject to the terms of forfeiture and other terms, conditions, and restrictions as may be established by the Board or committee granting the award.

     Awards of restricted stock will be forfeited if the participant ceases to be an employee, director, or consultant during the restricted period set by the Board or committee. However, if the participant's relationship to the company ceases because of death or disability, he will be entitled to the percentage of the restricted shares equal to the percentage of the restriction period that has lapsed.

     In connection with qualified stock options, the exercise price of each option may not be less than 100% of the fair market value of the common stock on the date of grant (or 110% of the fair market value in the case of a grantee holding more than 10% of our outstanding stock). The aggregate fair market value of shares for which qualified stock options are exercisable for the first time by such employee (or 10% shareholder) during any calendar year may not exceed $100,000. Non-qualified stock options granted under the plan may be granted at a price determined by the Board of Directors, not to be less than the fair market value of the common stock on the date of grant.

     The plan is administered by the Board of Directors which will determine the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof and restriction periods, subject to the provisions of the plan. The plan may also be administered by a compensation committee of the Board if one were created.

     At May 18, 2000, there were no outstanding options granted under this plan and 17,740 restricted shares had been issued.

     1999 STOCK OPTION PLAN

     On December 27, 1999, we adopted, and on January 21, 2000, the shareholders approved, an employee stock option plan, pursuant to which we are authorized to grant up to 5,000,000 options to our key employees, officers, directors, and consultants. Awards under the plan will consist of both non-qualified options and options intended to qualify as "Incentive Stock Options" under Section 422 of the Internal Revenue Code of 1986, as amended.

     The plan is administered by the Board of Directors which will determine the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the plan. Following the filing of this report, the plan, as it pertains to insiders, will be administered by a committee composed of at least two non-employee directors.

     In connection with qualified stock options, the exercise price of each option may not be less than 100% of the fair market value of the common stock on the date of grant (or 110% of the fair market value in the case of a grantee holding more than 10% of our outstanding stock). The aggregate fair market value of shares for which qualified stock options are exercisable for the first time by such employee (or 10% shareholder) during any calendar year may not exceed $100,000.

Non-qualified stock options granted under the plan may be granted at a price determined by the Board of Directors, not to be less than the fair market value of the common stock on the date of grant.

     The plan also contains certain change in control provisions which could cause options and other awards to become immediately exercisable. Payment of the exercise price may be in cash, certified check, our common stock, or cancellation of indebtedness.

Stock Option Grants

     As of May 18, 2000, we had a total of 3,964,174 options which remained outstanding under our 1999 stock option plan and 443,500 options which were outstanding outside of our 1999 stock option plan, for a total of 4,407,674 outstanding options. The following table sets forth information concerning individual grants of stock options made through the date of this table to each of the named executive officers and significant employees, each of which option grant was made under our 1999 stock option plan, unless otherwise noted, and vests one-third on January 21, 2000, one-third on January 21, 2001, and one-third on January 21, 2002, unless otherwise noted:

                           Number of            Percent
                           Securities           of Total
                           Underlying         Outstanding   Exercise   Expiration
Name                        Options             Options      Price        Date
----                       ----------         -----------   --------   ----------
Thomas E. McMurrain          62,174               1.4%       $0.275     1/31/03
Claes Nobel                 482,000              10.9%       $0.25      1/31/03
Vincent A. Riggio           400,000               9.1%       $0.25      1/31/03
Leslie Ennis                185,000               4.2%       $0.25      1/31/03
Shawn Cartmill              185,000               4.2%       $0.25      1/31/03
Robert V. Willison          816,000(1)           18.5%       $0.25      1/31/03
Lara Stegman                185,000               4.2%       $0.25      1/31/03
Dr. Barry Morris            185,000               4.2%       $0.25      1/31/03

-------------------

     (1) Of these options, 416,000 were granted outside of our 1999 stock option plan and vested immediately upon the date they were granted on January 21, 2000.

Compensation of Directors

     The bylaws provide that directors, as such, are not entitled to receive any stated salary for their services. However, they may receive a fixed sum and expenses for attendance at meetings of the Board. We have not adopted a policy with regard to establishing any fixed sum for attendance at special or regular meetings of the board, but we do intend to reimburse directors for out-of-pocket expenses related to such meetings.

Employment Contracts

     Effective January 31, 2000, we entered into three-year full-time employment contracts with our executive officers and our significant employee. The following table sets forth the base salary for each of these contracts:

                                                   Annual
     Name                                        Base Salary
     ----                                        -----------
     Thomas E. McMurrain                         $ 60,000
     Claes Nobel                                 $150,000
     Leslie Ennis                                $ 60,000
     Shawn Cartmill                              $ 24,000
     Robert V. Willison                          $ 24,000
     Lara Stegman                                $ 24,000
     Dr. Barry Morris                            $ 60,000

     As additional compensation, each of the employees is entitled to participate in all bonus programs generally available to all executive officers. He or she is also entitled to receive stock options as determined by the Board of Directors under our stock option plans. Each employee is entitled to vacation and sick leave in accordance with the company's policy. Each of the employment contracts contains similar provisions for reimbursing the employee for business related expenses in accordance with the policies of the company. Each employee is entitled to benefits as generally may be made available to all other employees of the company from time to time.

     The employment contracts are automatically renewable for additional one-year terms unless terminated by either party ninety days before the end of the relevant term of employment. The agreements may be terminated at any time with or without cause by either party. If terminated without cause, the employee is entitled to two weeks of base salary, provided the employee shall continue to work during such period. In the case of termination for cause or the death of the employee, base salary payments shall terminate immediately. If the employment agreement is terminated for disability of the employee, we shall continue to pay base salary tot he extent the employee has any unpaid sick leave.

     The contracts also contain provisions preventing the employees from disclosing any proprietary information. Each of the contracts also includes provisions which restrict the employee from certain actions during and after termination of the agreement. During the term of the contract and for a period of two years following termination, the employee may not attempt to divert or solicit any person employed by the company. During the term of the contract and for a period of one year following termination, the employee may not divert or solicit to a competing business any individual or entity who is a customer, or prospective customer, of ours during the two years prior to termination. Also during the contract and for a period of one year following termination, the employee may not engage in a competing business in any territory in which we were engaged in a similar business.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In December 1999 our wholly owned subsidiary, GLOBALETUTOR.COM, INC., entered into an agreement with Bristol Capital Limited, a company controlled by Robert V. Willison, a significant employee of ours, to assist us in locating investment capital financing. If Bristol is successful in locating financiers or investors which provide financing to us, we are obligated to pay a fee to Bristol equal to 10% of the amount received by us, plus warrants for 10% of the stock in our company. We have also agreed to grant a first right of refusal to Bristol for any subsequent financing. The agreement expires on December 21, 2000, but we can terminate the contract upon 30 days' written notice beginning June 22, 2000. In connection with the acquisition of GLOBALETUTOR.COM, INC. by us in January 2000, we paid Mr. Willison's company $200,000 pursuant to the terms of this agreement for locating the company and the financing for the transaction.

     In December 1999 we borrowed $750,000 from Lancer Offshore, Inc., an entity for which Michael Lauer, one of our principal shareholders, acts as investment manager. The note was converted in December 1999 at the rate of $0.25 per share into 3,000,000 shares of common stock.

     The initial expenses of GLOBALETUTOR.COM, INC. were advanced by Emergency One Holding Corporation, a company controlled by Thomas E. McMurrain, our president, co-chairman, and principal shareholder. These advances were evidenced by a promissory note dated December 31, 1999, in the principal amount of $173,890.43, and bearing interest at 10% per annum beginning December 10, 1999. The promissory note is due on or before December 31, 2000.

     During December 1999, our parent company sold off the operations of the company to the former majority shareholder, Terrence O. McGrath. All of the assets and liabilities were transferred to a company controlled by the relatives of Mr. McGrath for nominal consideration of $1.00 and an agreement to indemnify us against any liabilities relating to the former operations.

     Mr. McMurrain, who founded GLOBALETUTOR.COM, INC., paid $25,000 for 4,820,000 shares in that entity. All but 241,000 of these shares were subsequently sold to Globalepartners, LLC for approximately 64.74% interest in such entity. The limited liability company beneficially owns approximately 9,158,000 shares of our company.

     Mr. McMurrain owes the company approximately $158,000 as of May 31, 2000, for an employee loan. The loan is due on demand and does not accrue interest.

                            DESCRIPTION OF SECURITIES

Common Stock

     We are authorized to issue 50,000,000 shares of common stock, par value $.001 per share. As of May 18, 2000, we had outstanding 27,467,747 shares of common stock. All common shares are equal to each other with respect to voting rights. They are also equal to each other with respect to dividend rights and with respect to liquidation rights, subject to any preferential rights of any then-outstanding preferred stock. Special meetings of the shareholders may be called by the Board of Directors, the president, or the holders of not less than one-fifth of all the shares entitled to vote at the meeting. Holders of shares of common stock are entitled to one vote at any meeting of the shareholders for each share of common stock they own as of the record date fixed by the Board of Directors. At any meeting of shareholders, one-third of the outstanding shares of common stock entitled to vote, represented in person or by proxy, constitutes a quorum. A vote of the majority of the shares of common stock represented at a meeting will govern, even if this is substantially less than a majority of the shares of common stock outstanding. Holders of shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders, subject to any preferential rights of any then-outstanding preferred stock. There are no conversion, pre-emptive, or other subscription rights or privileges granted by us with respect to any shares. Reference is made to our certificate of incorporation and bylaws, as well as to the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of shares. The common shares do not have cumulative voting rights, which means that the holders of more than fifty percent of the shares of common stock voting for election of directors may elect all the directors if they choose to do so.

Preferred Stock

     Our certificate of incorporation authorizes 500,000 shares of preferred stock, par value $.001 per share. Such shares may be issued in such series and have such rights, preferences, an designation as determined by the Board of Directors. No preferred shares are outstanding.

Change of Control

     The creation and issuance of a series of preferred stock or the issuance of shares of common stock by the Board of Directors could be used to delay, defer, or prevent a change of control of the company in certain takeover attempts. Using such shares, the Board of Directors could create impediments to, or delay persons seeking to effect, a takeover or transfer of control by causing such additional authorized shares to be issued to a holder or holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of our company and its shareholders. Such an issuance could diminish the voting power of existing shareholders who favor a change in control, and the ability to issue the shares could discourage an attempt to acquire control of our company.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Market for Stock

     Our common stock was quoted on the OTC Electronic Bulletin Board (OTC BB:
"GETT") through May 2000. The table below sets forth for the periods indicated the high and low bid quotations as reported by Nasdaq Trading & Market Services. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

                                  Quarter           High              Low
     FISCAL YEAR ENDED
     DECEMBER 31, 1998            First             $3.00             $1.5625
                                  Second            $3.125            $2.00
                                  Third             $3.25             $1.50
                                  Fourth            $3.25             $2.25

     FISCAL YEAR ENDED
     DECEMBER 31, 1999            First             $3.00             $2.00
                                  Second            $2.50             $0.3125
                                  Third             $0.875            $0.2813
                                  Fourth            $7.00             $0.25

     FISCAL YEAR ENDING
     DECEMBER 31, 2000            First             $7.9375           $1.875

Outstanding Options, Warrants, and Convertible Instruments

     At May 18, 2000, we had outstanding options to purchase 4,407,674 shares. Of these options, 27,500 were granted prior to the year ended December 31, 1999, outside of any stock option or incentive plan; 3,964,174 were assumed from our subsidiary and granted by us on January 21, 2000, under our current 1999 stock option plan; and 416,000 were granted on January 21, 2000, outside of our 1999 stock option plan.

     At May 18, 2000, we had outstanding warrants to purchase 60,000 shares. In addition, pursuant to an agreement with HAW e-nvestments, LLC, our business management and financial services firm, we have agreed to issue 39,053 shares and warrants to purchase 156,208 shares for work performed during February, March, and April 2000. The warrants will be exercisable at prices ranging from $0.25 to $0.50 per share. The agreement provides that 20% of fees earned by this firm for its services will be compensated in equity, up to $100,000 annually.

     We have also entered into a six-month agreement dated May 9, 2000, with Trinity Investment Services Corp. To provide marketing and consulting services. This agreement that we will issue 100,000 shares to them, issuable 20,000 as of May 9, 2000, and 20,000 each 30 days thereafter. It also provides that we will grant options to them to purchase up to 300,000 shares at prices ranging from $4.00 to $8.00 per share, to be issued beginning in June 2000 through November 2000.

Shares Eligible for Future Sale under Rule 144

     We had 27,467,747 shares of our common stock outstanding at May 18, 2000. Of these shares, 19,669,675 are believed to be restricted securities pursuant to Rule 144 promulgated by the Securities and Exchange Commission. Management believes that as of May 18, 2000, approximately 1,140,833 of these shares may have met the one year holding requirement of Rule 144, that approximately 1,220,025 may be eligible for immediate sale under Rule 144(k), and that approximately 935,000 which are held by affiliates may be eligible for immediate sale under Rule 144.

Record Holders of Stock; Transfer Agent

     At May 18, 2000, we had approximately 113 shareholders of record as reported by our transfer agent. The transfer agent is Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117.

Dividends

     Since our inception, we have not paid any cash dividends on its common stock and we do not anticipate that it will pay dividends in the foreseeable future. The Board of Directors has not adopted a policy regarding dividends.

ITEM 5. Other Events

                            SUCCESSOR ISSUER ELECTION

     Upon effect of the merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Global e Tutor, Inc. became the successor issuer to Kilimanjaro for reporting purposes under the Securities Exchange Act of 1934 and elected to report under the Act effective May 25, 2000.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

     On or about March 13, 2000, we engaged Prichett, Siler & Hardy, P.C., Certified Public Accountants, as our independent auditors for the year ended December 31, 1999. The decision to retain Pritchett, Siler & Hardy, and not to re-engage Raines And Fischer, the former independent auditor, was made by the Board of Directors on such date. The decision not to re-engage Raines And Fischer did not involve a dispute with us over accounting policies or practices. The report of Raines And Fischer on our financial statements for the years ended December 31, 1998, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principals. In connection with the audit of our financial statements for the years ended December 31, 1998, there were no disagreements with Raines And Fischer for the annual period and for the period up to the date of dismissal on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Raines And Fischer, would have caused the firm to make reference to the matter in its report.

     Neither we, nor anyone on our behalf, has consulted Prichett, Siler & Hardy regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements, and neither written nor oral advice was provided by Prichett, Siler & Hardy that was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue.

                             CHANGE IN FISCAL YEAR.

     The year-end of Kilimanjaro was January 31st. As a result of the merger of Kilimanjaro into our company, the year-end will be changed to December 31st. The report on which the transition period will be filed is the Form 10-KSB for the year ending December 31, 2000.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  The following financial statements are included in this report:

     GLOBAL E TUTOR, INC.
                                                                                Page
          Report of Auditor for Year-end Financial Statements                   F-1
          Balance Sheet as of December 31, 1999                                 F-2
          Statements of Operations for the years ended December 31, 1999
            and 1998                                                            F-3
          Statement of Stockholders' Equity for the years ended
            December 31, 1999 and 1998                                          F-4
          Statements of Cash Flows for the years ended December
            31, 1999 and 1998                                                   F-5
          Notes to Financial Statements                                         F-7


Page 29 of 30

          Balance Sheet as of March 31, 2000                                    F-1
          Statements of Operations for the three months ended
            March 31, 2000 and 1999                                             F-2
          Statements of Cash Flows for the three months ended
            March 31, 2000 and 1999                                             F-3
          Notes to Unaudited Financial Statements                               F-4

     GLOBALETUTOR.COM, INC.


          Report of Auditor for Year-end Financial Statements                   F-1
          Balance Sheet as of December 31, 1999                                 F-2
          Statements of Operations from inception through
            December 31, 1999                                                   F-3
          Statement of Stockholders' Equity from inception through
            December 31, 1999                                                   F-4
          Statements of Cash Flows from inception through
            December 31, 1999                                                   F-5
          Notes to Financial Statements                                         F-6


     (b) The pro forma financial statements for the merger of Kilimanjaro into Global e Tutor, Inc. are included in this report.

     (c)  Exhibits. The following exhibits are included as part of this report:

     Exhibit No.    Description
        2.1         Reorganization Agreement dated December 28, 1999
        2.2         Reorganization Agreement dated May 23, 2000
        3.1         Certificate of Incorporation, as amended, of GlobaleTutor, Inc.
        3.2         Certificate of Merger with Kilamanjaro Group.com, Inc.
        3.3         Current Bylaws of GlobaleTutor, Inc.
        4.1         Form of Common Stock Certificate
       10.1         1996 Incentive Plan
       10.2         Non-Statutory Stock Option Plan and Certificate for Jeffrey Brinn
       10.3         1999 Stock Option Plan
       10.4         Form of 1999 Stock Option Plan Certificate, with schedule of option holders
       10.5         Form of Non-Plan Stock Option Grant for Robbie Willison, with schedule of option prices
       10.6         Senior Secured Note for $750,000 dated December 27,1999
       10.7         Investment Agreement with Lancer Offshore, Inc. dated
                    December 31, 1999
       10.8         Convertible Promissory Note for $750,000 dated December 31, 1999


Page 30 of 30

       10.9         Asset Transfer Agreement dated December 31, 1999

       10.10        OneWeb Systems Software License dated December 6, 1999

       10.11        OneWeb Systems Agreement to Proceed dated February 15, 2000
       10.12        360 Degrees Project Fee Agreement dated January 10, 2000
       10.13        Cohn & Wolfe Agreement dated November 19, 1999

       10.14        Bristol Capital Limited Agreement dated December 22, 1999

       10.15        Comstar Service Level Agreement dated January 31, 2000

       10.16        Office Lease

       10.17        Employment Agreement, with schedule

       10.18        Promissory Note to Emergency One Holding Company dated
                    December 31, 1999

       18.1         Letter re change of accountants


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                Global e Tutor, Inc.

Date: May 31, 2000              By /s/ Thomas McMurrain, President

Date: May 31, 2000              By /s/ Robert V. Willison, Director of Corporate
                                Finance and Chief Financial Officer

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
GLOBALETUTOR, INC.
(Formerly Digital Launch, Inc.)
(Formerly Veronique, Inc.)
Atlanta, GA

We have audited the accompanying balance sheet of GLOBALETUTOR, Inc. [A Development Stage Company] (Formerly Digital Launch, Inc. / Formerly Veronique, Inc.) at December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 1999 and for the period from re-entering of the development stage on December 31, 1999 through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of GLOBALETUTOR, Inc. for the period from January 1, 1998 through December 31, 1998 were audited by other auditors whose report dated March 14, 2000, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements audited by us present fairly, in all material respects, the financial position of GLOBALETUTOR, Inc. (Formerly Digital Launch, Inc. / Formerly Veronique, Inc.), as of December 31, 1999, and the results of its operations and its cash flows for the year ended December 31, 1999 and for the period form the re-entering of the development stage on December 31, 1999 through December 31, 1999 in conformity with generally accepted accounting principles.


/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

March 16, 2000
Salt Lake City, Utah

                               GLOBALETUTOR, INC.
                          [A DEVELOPMENT STAGE COMPANY]
           (Formerly Digital Launch, Inc. / Formerly Veronique, Inc.)

                                  BALANCE SHEET


                                     ASSETS

                                                                       December 31,
                                                                          1999
                                                                       -----------
CURRENT ASSETS:
   Cash                                                                $         1
                                                                       -----------
         Total current assets                                                    1

NOTE RECEIVABLE - RELATED PARTY                                            750,000
                                                                       -----------
                                                                       $   750,001
                                                                       ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
   Accounts payable                                                    $        --
                                                                       -----------
         Total Current Liabilities                                              --
                                                                       -----------
COMMITMENTS AND CONTINGENCIES                                                   --
                                                                       -----------

STOCKHOLDERS' EQUITY:
   Preferred stock, $.001 par value 500,000 shares authorized;
      no shares issued and outstanding                                          --
   Common stock, $.001 par value 50,000,000 shares authorized,
      12,827,747 shares issued and outstanding                              12,828
   Capital in excess of par                                              4,627,150
   Retained Deficit                                                     (3,889,977)
   Deficit accumulated during the development stage                             --
                                                                       -----------
         Total Stockholders' Equity                                        750,001
                                                                       -----------
                                                                       $   750,001
                                                                       ===========

    The accompanying notes are an integral part of this financial statement.

                               GLOBALETUTOR, INC.
                          [A DEVELOPMENT STAGE COMPANY]
           (Formerly Digital Launch, Inc. / Formerly Veronique, Inc.)

                            STATEMENTS OF OPERATIONS

                                                                                       From the re-entering of
                                                                                        the Development Stage
                                                                                           on December 31,
                                                          December 31,                      1999 Through
                                                 --------------------------------           December 31,
                                                    1999                 1998                   1999
                                                 -----------          -----------          -----------
REVENUES                                         $        --          $        --          $        --
COST OF GOODS SOLD                                        --                   --                   --
                                                 -----------          -----------          -----------
GROSS PROFIT                                              --                   --                   --
                                                 -----------          -----------          -----------
EXPENSES:
   General and administrative expenses                    --                   --                   --
                                                 -----------          -----------          -----------
LOSS BEFORE INCOME TAXES                                  --                   --                   --

CURRENT TAX EXPENSE                                       --                   --                   --
DEFERRED TAX EXPENSE                                      --                   --                   --
                                                 -----------          -----------          -----------
LOSS FROM CONTINUING OPERATIONS                           --                   --                   --
                                                 -----------          -----------          -----------
DISCONTINUED OPERATIONS:
   Loss from operations of discontinued
      skin care and cosmetic product
      operations, net of no taxes                   (423,741)          (1,379,312)                  --
   Gain on disposal of skin care and
      cosmetic product operations net of
      no taxes                                       284,455                   --                   --
                                                 -----------          -----------          -----------
LOSS FROM DISCONTINUED
  OPERATIONS                                     $  (139,286)         $(1,379,312)         $        --
                                                 -----------          -----------          -----------
NET LOSS                                         $  (139,286)         $(1,379,312)         $        --
                                                 -----------          -----------          -----------
LOSS PER COMMON SHARE:
   Loss from continuing operations               $        --          $        --          $        --
   Loss from discontinued operations                    (.04)                (.16)                  --
   Gain on disposal of operations                        .03                   --                   --
                                                 -----------          -----------          -----------
   Net Loss Per Common Share                            (.01)                (.16)                  --
                                                 -----------          -----------          -----------
WEIGHTED AVERAGE SHARES
  OUTSTANDING:                                     9,297,391            8,667,768           12,827,747
                                                 -----------          -----------          -----------


   The accompanying notes are an integral part of these financial statements.

                               GLOBALETUTOR, INC.
                          [A DEVELOPMENT STAGE COMPANY]
           (Formerly Digital Launch, Inc. / Formerly Veronique, Inc.)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                 FROM JANUARY 1, 1998 THROUGH DECEMBER 31, 1999

                                                                                                                      Deficit
                                                                                                                    Accumulated
                                                       Common Stock              Capital in                          During the
                                                 -------------------------        Excess of         Retained        Development
                                                   Shares          Amount         Par Value          Deficit           Stage
                                                 ----------       --------       -----------       -----------      -----------
BALANCE, January 1, 1998                          8,361,840       $  8,362       $ 2,685,493       $(2,371,379)      $--

Shares issued for services
  valued at $.91 per share                            8,400              9             7,428                --        --

Shares issued for cash at $1.00 to
  $1.50 per share, Net of deferred
  offering cost of $5,009                           543,333            543           754,448                --        --

Net loss for the period ended
  December 31, 1998                                      --             --                --        (1,379,312)       --
                                                -----------       --------       -----------       -----------       ---
BALANCE, December 31, 1998                        8,913,573          8,914         3,447,369        (3,750,691)       --

Shares issued for services and
  payment of accounts payable
  valued at $.20 to $1.53 per share                 122,925            123            47,322                --        --

Shares issued for cash at $.20 to $.75              791,249            791           344,209                --        --

Shares issued upon conversion of a
  convertible note payable at
  $.25 per share                                  3,000,000          3,000           747,000                --        --

Shares issued for a subscription
  receivable at $.75 per share                      200,000            200           149,800                --        --

Shares previously issued at $.75 per
  share, cancelled upon the cancellation
  of subscription receivable                       (200,000)          (200)         (149,800)               --        --

Granting of options to acquire common
  stock at below  market value in relation
  to services  rendered.  Compensation
  expense calculated in accordance with
  APB No. 25                                             --             --            41,250                --        --

Net loss for the year  ended
  December 31, 1999                                      --             --                --          (139,286)       --
                                                -----------       --------       -----------       -----------       ---
BALANCE, December 31, 1999                       12,827,747       $ 12,828       $ 4,627,150       $(3,889,977)      $--
                                                ===========       ========       ===========       ===========       ===


   The accompanying notes are an integral part of these financial statements.

                               GLOBALETUTOR, INC.
                          [A DEVELOPMENT STAGE COMPANY]
           (Formerly Digital Launch, Inc. / Formerly Veronique, Inc.)

                            STATEMENTS OF CASH FLOWS

                                                                                                 From the re-entering of
                                                                                                  The Development Stage
                                                                  For the Years Ended                 on December 31,
                                                                     December 31,                      1999 Through
                                                            ---------------------------------          December 31,
                                                                1999                1998                  1999
                                                            -----------          -----------     -----------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                                  $  (139,286)         $(1,379,312)         $--
  Adjustments to reconcile net income (loss)
    to net cash provided by operating activities:
      Depreciation & amortization                                13,900               10,748           --
      Issuance of stock for services                             47,445                7,437           --
      APB 25 expenses for options and warrants
      Issued at below market value                               41,250                   --           --
      Gain on sale of subsidiary                               (284,455)                  --           --
      Change in assets and liabilities:
        (Increase) decrease in accounts receivable               62,260              (43,311)          --
        (Increase) decrease in inventory                         29,714              (39,313)          --
        (Increase) in other current assets                      (37,270)              50,619           --
        (Decrease) in accounts payable                            4,136              203,417           --
        (Decrease) in accrued liabilities                       (97,790)              33,775           --
                                                            -----------          -----------          ---
          Net Cash (Used) by Operating Activities              (360,096)          (1,155,940)          --
                                                            -----------          -----------          ---
CASH FLOWS FROM INVESTING ACTIVITIES:
  Amounts loaned on note receivable                            (750,000)                  --           --
  Additions of property and equipment                                --               (4,315)          --
  Payments for web site                                              --              (24,630)          --
  Payment for trademarks                                           (490)              (1,412)          --
  Proceeds from sale of subsidiary                                    1                   --           --
                                                            -----------          -----------          ---
          Net Cash (Used) by Investing Activities              (750,489)             (30,357)          --
                                                            -----------          -----------          ---
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceed from notes payable                                    810,000                   --           --
  Payments on note payable                                      (60,000)                  --           --
  Proceeds from stock issuance                                  345,000              760,000           --
  Payment of stock offering costs                                    --               (5,009)          --
                                                            -----------          -----------          ---
          Net Cash Provided by Financing Activities           1,095,000              754,991           --
                                                            -----------          -----------          ---
NET INCREASE (DECREASE) IN CASH                                 (15,585)            (431,306)          --

CASH AT BEGINNING OF PERIOD                                      15,586              446,892           --
                                                            -----------          -----------          ---
CASH AT END OF PERIOD                                       $         1          $    15,586          $--
                                                            -----------          -----------          ---

                                   [Continued]

                               GLOBALETUTOR, INC.
                          [A DEVELOPMENT STAGE COMPANY]
           (Formerly Digital Launch, Inc. / Formerly Veronique, Inc.)

                            STATEMENTS OF CASH FLOWS

                                                                                                 From the re-entering of
                                                                                                  The Development Stage
                                                                  For the Years Ended                 on December 31,
                                                                     December 31,                      1999 Through
                                                            ---------------------------------          December 31,
                                                                1999                1998                  1999
                                                            -----------          -----------     -----------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest                                                $     3,869          $       169          $--
    Income taxes                                            $        --          $        --          $--



SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

  For the period ended December 31, 1999:
     The Company issued 200,000 shares for a $150,000 subscription receivable.
     The Company subsequently received back and cancelled the 200,000 shares upon cancellation of the $150,000 subscription.

     The Company issued 3,000,000 common shares in payment of a $750,000 note payable.

     The Company issued 122,925 common shares in payment of approximately
     $47,445 of accounts payable and consulting services.

     The Company transferred all of the assets and liabilities related to the skin and hair care products operations to a wholly owned subsidiary and sold the related subsidiary to the former management of the Company for $1 and the indemnification of the Company against any liabilities related to the operations, resulting in a gain on disposal of $284,129.

  For the period ended December 31, 1998:

     None.


   The accompanying notes are an integral part of these financial statements.

                               GLOBALETUTOR, INC.
                          [A DEVELOPMENT STAGE COMPANY]
           (Formerly Digital Launch, Inc. / Formerly Veronique, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION - GLOBALETUTOR, Inc. (Formerly Digital Launch, Inc. [Digital] / Veronique, Inc. [Veronique] / Essex Enterprises, Inc. [Essex]) ("The Company") was organized under the laws of the State of Delaware on May 9, 1995. The Company (Essex) prior to December 12, 1996, had only nominal activities. On December 12, 1996, Essex entered into a reverse acquisition with Veronique, Inc. [Purchaser] pursuant to which the legal structure of Essex survived but in which the Purchaser was deemed to be the acquirer for accounting purposes and the Company was renamed Veronique, Inc.

     Purchaser marketed and distributed skin care and cosmetic products on a worldwide basis. Effective April 13, 1999 the Company, was renamed Digital Launch, Inc [Digital]. During December 1999, the Company sold off the operations of the Company to Alford S.A. by the transfer of all the Company's assets and liabilities to a newly organized wholly owned subsidiary Veronique, Inc. Veronique, Inc. was then sold to Alford S.A. for $1 and indemnification of the Company against any liabilities relating to the former operations. With the sale of Veronique, Inc., the Company, effectively discontinued its operations and re-entered the development stage.

     On December 28, 1999, Digital entered into a merger and plan of reorganization with Globaletutor.com, Inc. which was completed on January 21, 2000 with the exchange of 9,640,000 shares of the Company's common stock for all of the outstanding shares (4,820,000) of Globaletutor.com common stock. On February 2, 2000 the Company was renamed GLOBALETUTOR, Inc. and the OTCBB symbol was changed to GETTE. The Company has not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     LOSS PER SHARE - The computation of basic and diluted earnings (loss) per share is based on the weighted average number of shares outstanding during the period presented, plus, when their effect is dilutive, additional shares assuming the exercise of certain vested stock option and warrants, reduced by the number of shares which could be repurchased from the proceeds of the exercised options or warrants assuming they were exercised; in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share". [See Note 6] Diluted per share amounts have not been presented as their effect is anti-dilutive.

     STATEMENT OF CASH FLOWS - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

     STOCK BASED COMPENSATION - The Company accounts for its stock-based compensation under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Effective from the date of inception, the Company adopted the disclosure only provision of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation ." SFAS No. 123 requires that companies which do not choose to account for stock-based compensation as prescribed by the statement shall disclose the pro forma effects on earnings and earnings per share as if SFAS No. 123 had been adopted.

     INCOME TAXES - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (See Note 7).

                               GLOBALETUTOR, INC.
                          [A DEVELOPMENT STAGE COMPANY]
           (Formerly Digital Launch, Inc. / Formerly Veronique, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

     ACCOUNTING ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

     RECENTLY ENACTED ACCOUNTING STANDARDS - Statement of Financial Accounting Standards (SFAS) No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections", SFAS No. 136, "Transfer of Assets to a Not-for-Profit Organization or Charitable Trust that Raise or Hold Contributions for Others", SFAS No. 137 , "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date and Amendment of SFAS No. 133", were recently issued. SFAS No. 135, 136 and 137 have no current applicability to the Company or their effect on the financial statements would not have been significant.

     RECLASSIFICATION - The financial statements for the year ended December 31, 1998, have been reclassified to conform with the headings and classifications used in the December 31, 1999 financial statements.

     COMPREHENSIVE LOSS - Comprehensive loss from the date of inception until December 31, 1999 is the same as net loss presented in the accompanying statements of operations.

NOTE 2 - DISCONTINUED OPERATIONS / SALE OF SUBSIDIARY

     During December 1999, the Company adopted a plan to discontinue it's skin care and cosmetic product operations. The operations were disposed of on December 28, 1999. The disposal was accomplished through the Company transferring all it's assets and liabilities to a newly formed subsidiary Veronique, Inc. At the time of the transfer liabilities exceeded assets by $284,454. Veronique, Inc., was then sold to Alford, S.A., for $1, effectively discontinuing the Company's skin care and cosmetic product operations. The Company recognized a gain on the sale of the subsidiary of $284,455. The operations of Veronique, Inc. are reported as a discontinued operation for the years ended December 31, 1999 and 1998. Net sales related to operations for 1999 and 1998 were $367,465 and $283,477, respectively. These amounts have been reclassified to the loss from operations of discontinued skin care and cosmetic product operations in the accompanying statement of operations. The discontinued operations have been segregated on the statements of operations.

                               GLOBALETUTOR, INC.
                          [A DEVELOPMENT STAGE COMPANY]
           (Formerly Digital Launch, Inc. / Formerly Veronique, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - DISCONTINUED OPERATIONS / SALE OF SUBSIDIARY [CONTINUED]

     The following are condensed proforma statements of operations that reflect what the presentation would have been for the years ended December 31, 1999 and 1998 without the reclassifications required by "discontinued operations" accounting principles:

                                                  1999              1998
                                                ---------       -----------
                  Net Sales                     $ 367,465       $   283,477
                  Cost of goods sold              (98,102)         (190,590)
                  Other operating expenses       (616,735)       (1,474,796)
                  Other income (expense)          (76,369)            2,597
                  Provision for taxes                  --                --
                                                ---------       -----------
                  Net loss                      $(423,741)      $(1,379,312)
                                                ---------       -----------
                  Loss per common share         $    (.04)      $      (.16)
                                                ---------       -----------

NOTE 3 - NOTES RECEIVABLE

     In connection with the merger and plan of reorganization agreement (See
     Note 9) the Company loaned GLOBALETUTOR.COM, Inc. $750,000, on December 27, 1999. The note accrues interest at prime plus 1% and matures December 31, 2002.

NOTE 4 - NOTES PAYABLE

     During 1999, the Company issued and repaid $60,000 in short-term notes payable. In connection with short term loans the Company issued 10,000 warrants to purchase the Company's common stock at $1.00 per share, expiring July to September, 2002.

     On December 31, 1999, the Company entered into an investment agreement wherein the Company, issued a $750,000 convertible note payable. The note accrues interest at prime plus 1% and matures on December 31, 2000. The Note was immediately converted into 3,000,000 shares of common stock at $.25 per share (See Note 5).

NOTE 5 - CAPITAL STOCK

     COMMON STOCK ISSUANCES - During January 1999, the Company entered into a consulting agreement to assist the Company in finding a company interested in acquiring the Company. In Connection with the agreement the consultant purchased 200,000 shares of the Company's common stock for $200 and a $149,800 subscription receivable. During June 1999, the Company signed a mutual release wherein the consultant returned the 200,000 shares previously issued for the return of the $200 and cancellation of the $149,800 subscription receivable.

     On December 31, 1999 the Company issued 3,000,000 shares of common stock in connection with the conversion of a $750,000 convertible promissory note at a rate of $.25 per share.

                               GLOBALETUTOR, INC.
                          [A DEVELOPMENT STAGE COMPANY]
           (Formerly Digital Launch, Inc. / Formerly Veronique, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 5 - CAPITAL STOCK [CONTINUED]

     During the years ended December 31, 1999 and 1998, the Company issued 122,925 and 8,400 shares, respectively, of common stock at prices ranging from $.20 to $1.53 per share, the average fair market value of the Company's stock at the time the services were provided, in payment of accounts payable and for legal, accounting and consulting services rendered valued at $47,445 and $7,644, respectively.

     During the years ended December 31, 1999 and 1998 the Company issued 791,249 and 543,333 shares of common stock at prices ranging from $.20 to $1.50 per share for $345,000 and $760,000, respectively. The Company granted 50,000 warrants to purchase the Company's common stock at $1.25 per share, expiring July 13, 2002 in connection with receiving $25,000 for 71,249 shares of common stock at $.35 per share, during 1999.

     PREFERRED STOCK - The Company is authorized to issue 500,000 shares of $.001 par value preferred stock with such rights and preferences and in such series as determined by the Board of Directors at the time of issuance. No shares are issued or outstanding as of December 31, 1999 and 1998.

     WARRANTS - At December 31, 1999, the Company had 10,000 and 50,000 warrants to purchase common stock outstanding at prices of $1.00 and $1.25 per share, and expiring in September 2002 and July 2002, respectively. The warrants were issued in connection with the Company obtaining short-term notes payable and equity investments.

     STOCK OPTIONS - During the periods presented in the accompanying financial statements the Company has granted options under the 1996 Stock Options Plan (the Plan) and executive and other employment agreements. The Corporation has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock option plans or other agreements.

     The Board of Directors adopted the 1996 Stock Option Plan (the Plan) pursuant to which the Company may issue from time to time up to 900,000 shares of common stock pursuant to stock options and restricted stock grants, and pursuant to which the Company shall issue stock options to non-employee directors pursuant to a pre-determined formula. The exercise price of each option issued to persons other than non-employee directors shall not be less than 85% of the fair market value of the common stock on the date of grant. The maximum term of any stock option cannot exceed ten years from the date of grant. At December 31, 1999, total options available to be granted under the Plan amounted to 900,000.

     The Company issued 27,500 non-plan stock options, to a consultant, to purchase common stock at $.75 which was below the current market value of $2.25 per share. Total compensation expense of $41,250 was recorded in accordance with APB 25.

                               GLOBALETUTOR, INC.
                          [A DEVELOPMENT STAGE COMPANY]
           (Formerly Digital Launch, Inc. / Formerly Veronique, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 5 - CAPITAL STOCK [CONTINUED]

     A summary of the status of the options granted under the Company's stock option plan and other agreements at December 31, 1999 and 1998, and changes during the years then ended is presented below:

                                      December 31, 1999                  December 31, 1998
                                -----------------------------     ------------------------------
                                             Weighted Average                   Weighted Average
                                   Shares     Exercise Price        Shares       Exercise Price
                                ----------   ----------------     ---------     ----------------
Outstanding at
  beginning of period            2,409,192       $    .74         2,411,444         $    .40
Granted                            200,000       $   2.25         1,233,748         $   1.11
Exercised                               --          --                   --            --
Forfeited                               --          --                   --            --
Expired                           (248,862)      $   2.10        (1,155,000)        $    .42
                                ----------       --------        ----------         --------
Outstanding at end
  of Period                      2,441,330       $    .73         2,409,192         $    .74
                                ----------       --------        ----------         --------
Weighted average fair
  value of options granted
  during the year                  200,000       $    .00
                                ----------       --------


     The fair value of each option granted is estimated on the date granted using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during the year ended December 31, 1999: risk free interest rate of 5% expected dividend yields of zero, expected life of 3.9 years, and expected volatility 141%.

     A summary of the status of the options outstanding under the Company's stock option plans and employment agreements at December 31, 1999 is presented below:

                                  Options Outstanding                             Options Exercisable
                  -----------------------------------------------------    --------------------------------
   Range of                       Weighted-Average     Weighted Average                    Weighted-Average
   Exercise          Number          Remaining            Exercise            Number           Exercise
    Prices        Outstanding     Contractual Life         Price           Exercisable          Price
-------------     -----------     ----------------     ---------------     -----------     ----------------
$.001              1,000,000          5.7 years            $.001                   --             --
$.75                 627,500          3.5 years            $.75               627,500           $.75
$1.13 - $1.62        613,830          3.5 years           $1.46               613,830          $1.46
$2.00 - $2.25        200,000          2.1 years           $2.06               200,000          $2.06
-------------     -----------     ----------------     ---------------     -----------     ----------------
                   2,441,330                                                1,441,330


     Subsequent to the year ended December 31, 1999 the Company had 2,413,830 stock options expire. The Company also issued 4,380,174 stock options at an exercise price of $.25 to $50 per share, expiring January 31, 2003.

                               GLOBALETUTOR, INC.
                          [A DEVELOPMENT STAGE COMPANY]
           (Formerly Digital Launch, Inc. / Formerly Veronique, Inc.)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 6 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share for the periods presented:

                                                                                                From the re-entering of
                                                                                                 The Development Stage
                                                                For the Years Ended                 on December 31,
                                                                   December 31,                      1999 Through
                                                       -----------------------------------            December 31,
                                                          1999                    1998                    1999
                                                       -----------             -----------             -----------
Loss from continuing operations available
  to common shareholders (numerator)                   $        --             $        --             $        --
                                                       -----------             -----------             -----------
Loss from discontinued operations available
  to common shareholders (numerator)                      (139,286)             (1,379,312)                     --
                                                       -----------             -----------             -----------
Weighted average number of common
  shares outstanding used in loss per
  share for the period (denominator)                     9,297,391               8,667,768              12,827,747
                                                       -----------             -----------             -----------

     The Company had outstanding at December 31, 1999, options to purchase 2,441,330 common shares at prices ranging from $.001 to $2.25 and warrants to purchase 60,000 common shares that were not included in the computation of loss per share because their effect is anti-dilutive.

     Subsequent to December 31, 1999, the Company issued 9,679,053 common shares, granted options to purchase 4,380,174 common shares at $.25 per share and issued warrants to purchase 156,208 common shares at $.25 to $50 per share. The company also canceled 2,413,830 options to purchase common shares.

NOTE 7 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At December 31, 1999, the Company has available unused operating loss carryforwards of approximately $3,850,000, which may be applied against future taxable income and which expire in various years from 2010 to 2019. The amount of the net operating loss carryforward which can be utilized by the Company will be subject to annual limitations due to the substantial change in ownership which has occurred in the Company.

                               GLOBALETUTOR, INC.
                          [A DEVELOPMENT STAGE COMPANY]
           (Formerly Digital Launch, Inc. / Formerly Veronique, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 7 - INCOME TAXES [CONTINUED]

     The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax asset is approximately $1,500,000 as of December 31, 1999, with an offsetting valuation allowance at December 31, 1999 of the same amount. The change in the valuation allowance for 1999 is approximately $50,000.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

     Management believes that the Company is not liable for any existing liabilities or claims against the Company related to its former operations, as the amounts were assumed by Alford, S.A. who continues to operate the skin care and cosmetic products business which was sold by the Company [See
     Note 2]. At December 31, 1999, there is the possibility that creditors and others seeking relief, which if not paid by Alford, S.A., may cause the Company to be included in claims and or lawsuits. The Company is not currently named nor is it aware of any such claims or suits against the Company. No amounts have been reflected or accrued in these financial statements for any contingent liability.

     Among liabilities from the discontinued operations, assumed by Alford, S.A. is approximately $258,000 alleged to be due and owing to a vendor for goods manufactured and partially delivered pursuant to a purchase order. The Company has not obtained a release from the vender nor has the vender agreed to a novation substituting Alford, S.A. for the Company as debtor. Alford, S.A. is continuing to discuss the outstanding debt with the vender from time to time for a possible settlement. At December 31, 1999, the vender has not initiated or threatened any formal legal action and it is not possible to determine whether the supplier will pursue legal action against the Company. The Company intends to vigorously defend it interests in this matter and has not recorded an accrual for the outcome of this uncertainty as the outcome can not be reasonably estimated.

     During July 1999, a former consultant to the Company filed claims for breach of contract, seeking approximately $57,600 for unpaid consulting fees and breach of implied covenant of good faith, claiming the Company damaged the goodwill and business reputation of the consultant's business and is seeking $500,000 in damages. The Company intends to vigorously defend it interests in this matter and has not recorded an accrual for the outcome of this uncertainty as the outcome can not be reasonably estimated.

                               GLOBALETUTOR, INC.
                          [A DEVELOPMENT STAGE COMPANY]
           (Formerly Digital Launch, Inc. / Formerly Veronique, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 8 - COMMITMENTS AND CONTINGENCIES [CONTINUED]

     During February 2000, a public relations agency used in the Company's discontinued operations filed a claim of breach of contract seeking approximately $20,800 for fees for services rendered. The Company has moved to dismiss the complaint on grounds that the summons and complaint were defective in form, in that the claim was filed in an improper venue. The Company also contends that the agency failed to perform services. The Company intends to vigorously defend it interests in this matter and has not recorded an accrual for the outcome of this uncertainty as the outcome can not be reasonably estimated.

NOTE 9 - SUBSEQUENT EVENTS

     NAME CHANGE - Effective February 2, 2000, the Company, was renamed GLOBALETUTOR, INC., and the OTCBB symbol was changed to GETTE.

     MERGER AND PLAN OF REORGANIZATION - On December 28, 1999 the Company entered into a definitive merger and plan of reorganization agreement with GLOBALETUTOR.COM, Inc. a privately held Nevada Corporation. The merger qualifies as a tax-free transaction under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. On January 21, 2000, the Company issued 9,640,000 common shares in exchange for all of the outstanding stock of Global.com in a transaction accounted for as a recapitalization (reverse merger), wherein the Company will become a parent of a wholly owned subsidiary, GLOBALETUTOR.COM. In conjunction with the recapitalization the Company sold 5,000,000 additional common shares to outside investors in a private placement transaction at $.25 per share, and issued 4,380,174 options to purchase the GLOBALETUTOR.COM stock at $.25 to $.50 per share.

     STOCK / WARRANT ISSUANCES - The Company issued 39,053 shares of common stock for consulting services. The Company also granted 156,208 warrants to purchase one share of Company's common stock at $.25 to $.50 per share for consulting services.

     MERGER - On May 23, 2000, the Company entered into an Agreement and Plan of Merger Agreement with Kilimanjaro Group, Inc. ("Kilimanjaro"), a Nevada corporation, wherein Kilimanjaro would be merged with and into the Company. The Company will be the surviving corporation after the merger. The former shareholders of Kilimanjaro would receive 50,000 shares of restricted common stock of the Company and cash in the aggregate amount of $75,000 in exchange for all the issued and outstanding shares of capital stock of Kilimanjaro.

                        GLOBALETUTOR, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

                                            ASSETS

                                                                                 March 31,
                                                                                   2000
                                                                                -----------
                                                                                 Unaudited
CURRENT ASSETS
      Cash                                                                      $   958,091
      Employee advances                                                             171,160
                                                                                -----------

         Total current assets                                                     1,129,251
                                                                                ===========

PROPERTY AND EQUIPMENT,  at cost
      Furniture and equipment                                                        23,959
      Computer equipment                                                             10,478
      Software                                                                        1,699
                                                                                -----------
                                                                                     36,136
      Allowance for depreciation                                                       (810)
                                                                                ===========

                                                                                     35,326
                                                                                -----------

OTHER ASSETS
      Intangibles, net of accumulated amortization                                    3,597
                                                                                -----------

                                                                                $ 1,168,174
                                                                                ===========


                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable                                                          $   208,773
      Accrued Expenses                                                               55,003
      Due to related parties                                                        177,939
                                                                                -----------

         Total current liabilities                                                  441,715
                                                                                -----------

STOCKHOLDERS' EQUITY
      Common stock                                                                   27,468
      Additional paid in capital                                                  1,813,533
      Accumulated deficit                                                        (1,114,542)
                                                                                -----------

                                                                                    726,459
                                                                                -----------

                                                                                $ 1,168,174
                                                                                ===========

       See notes to unaudited condensed consolidated financial statements

                        GLOBALETUTOR, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
          UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND
      STATEMENT OF OPERATIONS FOR VERONIQUE, INC., THE PREDECESSOR COMPANY
                           FOR THE THREE MONTHS ENDED

                                                                     Predecessor
                                                March 31,             March 31,
                                                 2000                    1999
                                             ------------           ------------
                                              Unaudited              Unaudited
REVENUE                                      $       --             $     80,044
                                             ------------           ------------

COSTS OF GOODS SOLD
      Purchases                                      --                   16,409
                                             ------------           ------------

PROFIT MARGIN                                        --                   63,634

EXPENSES
      General and administrative                  415,588                   --
      Depreciation/Amortization                       875                   --
      Research and development                    362,997                   --
      Sales and marketing                         157,114                   --
      Professional fees                              --                   19,632
      Rent expense                                   --                   16,293
      Consultants                                    --                   75,400
      Salaries and wages                             --                   86,466
      All othe expenses                              --                   93,174
                                             ------------           ------------

                                                  936,573                290,965

           Loss from operations                  (936,573)              (227,331)

OTHER INCOME (EXPENSE)
      Interest income                               7,665                   --
      Interst expense                              (1,970)                  --
                                             ------------           ------------

                                                    5,695                   --
                                             ------------           ------------

           Loss before income taxes              (930,878)                  --

Income taxes                                         --                     --
                                             ------------           ------------

           Net loss                          $   (930,878)          $   (227,331)
                                             ============           ============


Net loss per share                           $      (0.03)          $      (0.03)
                                             ------------           ------------


Weighted average shares outstanding            27,467,747              9,036,498
                                             ------------           ------------

       See notes to unaudited condensed consolidated financial statements

                        GLOBALETUTOR, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
    AND STATEMENT OF CASH FLOWS FOR VERONIQUE, INC., THE PREDECESSOR COMPANY

                          Increase (Decrease) in Cash

                                                                                              Predecessor
                                                                            March 31,          March 31,
                                                                              2000               1999
                                                                         ----------------   ----------------
                                                                            Unaudited          Unaudited
CASH FLOW FROM OPERATING ACTIVITIES
  Net Income                                                            $  (930,878)          $  (227,331)
  Adjustments to reconcile net loss to
       net cash (used) by operating activities
       Depreciation                                                             731                 1,402
       Amortization                                                             144                (3,533)
       Issuance of warrants                                                  16,000
       Changes in assets and liabilities
             Accounts Receivable                                                                   55,563
             Inventories                                                                           (3,522)
             Deposits                                                                               7,161
             Pre-paid expenses                                               20,000                   181
             Employee advances                                             (171,160)
             Accounts Payable/Accrued expenses                              228,670               (72,189)
                                                                        -----------           -----------
                Total adjustments                                            94,385               (14,937)
                                                                        -----------           -----------
                    Net cash (used)
                        by operating activities                            (836,494)             (242,268)

  CASH FLOWS FROM INVESTING ACTIVITIES
       Acquisition of fixed assets                                          (30,767)                 --
       (Acquisition) Disposal of intangible assets                           (3,609)               31,857
                                                                        -----------           -----------
                    Net cash used by
                      investing activities                                  (34,376)               31,857
                                                                        -----------           -----------

  CASH FLOWS FROM FINANCING ACTIVITIES
             Proceeds from related party                                      4,049
             Payments on short-term debt                                                          (68,386)
             Proceeds from sale of common stock                           1,050,000               264,395
                                                                        -----------           -----------
                     Net cash provided by financing activities            1,054,049               196,009
                                                                        -----------           -----------

                        Net increase (decrease) in cash                     183,179               (14,402)


       Cash, beginning of period                                            774,912                15,586
                                                                        -----------           -----------

       Cash, end of period                                              $   958,091           $     1,184
                                                                        ===========           ===========

NON-CASH OPERATING TRANSACTIONS

The Company issued 118,816 warrants in February and March, 2000, in exchange for services rendered.

NON-CASH INVESTING TRANSACTIONS

In accordance with the merger and plan of reorganization, on January 21, 2000, 9,640,000 common shares of Digital Launch, Inc. were exchanged for all of the outstanding common shares (4,820,000) of GlobaleTutor.com, Inc.

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                                                            March 31,          March 31,
                                                                              2000               1999
                                                                         ----------------   ----------------
  Cash paid during the periods for
       Interest                                                                        -                   -
       Income Taxes                                                                    -                   -


       See notes to unaudited condensed consolidated financial statements

                        GLOBALETUTOR, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                        UNAUDITED CONDENSED CONSOLIDATED
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE PERIODS ENDING MARCH 31, 2000 AND MARCH 31, 1999

Note A
DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS AND PRINCIPLES OF CONSOLIDATION:

The consolidated financial statements of the Company (The "Successor") include the accounts of the parent, GLOBALETUTOR, INC., ("PARENT") and its wholly-owned subsidiary GLOBALETUTOR.COM, INC., ("SUBSIDIARY").

The Parent (formerly known as Digital Launch, Inc./Veronique, Inc./Essex Enterprises, Inc.) (the "Predecessor") was organized under the laws of the State of Delaware on May 9, 1995.

The Subsidiary, a Nevada corporation, was incorporated on December 10, 1999.

All significant intercompany balances and transactions have been eliminated in consolidation. The parent and its wholly-owned subsidiary are referred to as "The Company."

The Company is developing a website for global education via web based, interactive, video-on-demand tutoring services for K-12. The company is considered a development stage company as defined in SFAS No.7. In a development stage company, management devotes most of its activities in investigating business opportunities. Planned principal activities have not yet begun. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing. There is no guarantee that the Company will be able to raise any equity financing. There is substantial doubt regarding the Company's ability to continue as a going concern.

INCOME TAXES:

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the temporary difference between the financial statement and tax basis of assets and liabilities using presently enacted tax rates in effect. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

PROPERTY AND EQUIPMENT:

Property and equipment are stated at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation is eliminated from the accounts, and any resulting gain or loss is recognized.

Depreciation for the Company is provided using the straight-line method, the predecessor used the double-declining method over the estimated useful lives of the assets which are as follows:

         Furniture and equipment            5-7 years
         Computer equipment                 5   years
         Software                           5   years

                        GLOBALETUTOR, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                        UNAUDITED CONDENSED CONSOLIDATED
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE PERIODS ENDING MARCH 31, 2000 AND MARCH 31, 1999

INTERNAL USE SOFTWARE:

In March 1998, the Financial Accounting Standards Board approved American Institute of Certified Public Accountants Statement of Position, ACCOUNTING FOR COMPUTER SOFTWARE DEVELOPED FOR OR OBTAINED FOR INTERNAL USE (SOP 98-1), effective for fiscal years beginning December 15, 1998. The SOP requires the capitalization of certain costs incurred in connection with developing or obtaining software for internal use. The company adopted SOP 98-1 in December 1999 and has capitalized software costs during 2000.

ORGANIZATION COSTS

In accordance with SOP 98-5, "Reporting on the Costs of Start-up Activities", the Company expenses all organizational costs as incurred.

LOSS PER SHARE

The Company computes basic and diluted earnings per share in accordance with Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings per Share". SFAS 128 requires the Company to report both basic earnings per share, which is based on the weighted average number of common shares outstanding, and diluted earnings per share, which is based on the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. Since the Company incurred losses for all periods presented, the inclusion of options and warrants in the calculation of weighted average common shares is anti-dilutive; and therefore there is no difference between basic and diluted earnings per share.

CASH IN EXCESS OF FEDERALLY INSURED LIMITS

As of March 31, 2000 and March 31, 1999 the Company and the Predecessor had deposits with a financial institution in the amounts of $906,099 and $0, respectively, in excess of federally insured limits.

INTANGIBLE ASSETS:

Intangible assets for the Company, consist of domain name registrations. Domain name registrations are amortized on a straight-line basis over two years. The predecessor had no intangible assets as of March 31, 2000. Amortization expense for the three months ended March 31, 2000 and 1999 was $144 and $-0-respectively.

USE OF ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION:

For the predecessor, revenue is recognized when products are shipped. The Company's revenue recognition policies are in compliance with all applicable accounting regulations. The successor has earned no revenue to date.

                        GLOBALETUTOR, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                        UNAUDITED CONDENSED CONSOLIDATED
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE PERIODS ENDING MARCH 31, 2000 AND MARCH 31, 1999

NON-EMPLOYEE EQUITY COMPENSATION

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The book values of cash and cash equivalents, trade accounts receivable, trade accounts payable, investments, and other financial instruments approximate their fair values principally because of the short-term maturities of these instruments. The fair value of the Company's related-party debt is estimated based on current rates offered to the Company for debt with similar terms and maturities. Under this method, the Company's fair value of financial instruments was not materially different from the stated value at March 31, 2000.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards "SFAS" No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

ADVERTISING:

Advertising is expensed as incurred and totaled approximately $73,081 for the three months ended March 31, 2000 and $10,020 for the three months ended March 31, 1999.

STOCK BASED COMPENSATION

The Company accounts for (and the Predecessor accounted) its stock-based compensation plan under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Effective January 1, 1999, the Predecessor, and now the Company have adopted the disclosure option of SFAS 123, "Accounting for Stock-Based Compensation." SFAS 123 requires that companies which do not choose to account for stock-based compensation as prescribed by the statement shall disclose the pro forma effects on earnings and earnings per share as if SFAS 123 had been adopted.

RECENTLY ENACTED ACCOUNTING STANDARDS

Statement of Financial Accounting Standards (SFAS) No. 134, "Rescission of FASB Statement No. 75 and Technical Corrections", SFAS No. 136, "Transfer of Assets to a Not-for-Profit Organization or Charitable Trust that Raise or Hold Contributions for Others", SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date and Amendment of SFAS No. 133", were recently issued. SFAS No. 135, 136, and 137 have no current applicability to the Company or their effect on the financial statements would not have been significant.

COMPREHENSIVE LOSS

Comprehensive loss from January 1, 2000 until March 31, 2000 and January 1, 1999 until March 31, 1999 is the same as net loss presented in the accompanying statement of operations for the periods then ended.

                      GLOBALE TUTOR, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                       UNAUDITED CONDENSED CONSOLIDATED
                        NOTES TO FINANCIAL STATEMENTS
           FOR THE PERIODS ENDING MARCH 31, 2000 AND MARCH 31, 1999

RECLASSIFICATION

Certain prior year amounts have been reclassified to conform with the current year presentation.


NOTE B
MERGER AND PLAN OF REORGANIZATION:

On December 28, 1999 the Parent, (formerly Digital Launch, Inc.), entered into a definitive merger and plan of reorganization agreement with GLOBALETUTOR.COM, Inc., a privately held Nevada Corporation ("Global.Com"). The merger qualifies as a tax-free transaction under Section 386(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The agreement requires the shareholders of the Parent to issue 9,640,000 shares of the parent company in exchange for all of the outstanding stock of Global.Com in a transaction accounted for as a recapitalization of the Parent Company, wherein Global.Com will become a wholly owned subsidiary of the Parent. Additionally, the agreement calls for the Parent to sell to outside investors in a private placement transaction, an additional 8,000,000 shares of stock at $.25 per share, and 500,000 shares of stock at $.20 per share, totaling $2,100,000.

On January 21, 2000 the Company completed the merger with Global.com through the issuance of 9,640,000 common shares of the Company for Global.com common stock, the Company sold to outside investors in a private placement transaction an additional 5,000,000 common shares of the Company at $.25 per share, and issued 416,000 options to purchase common stock.

NOTE C
RELATED PARTY TRANSACTIONS

EMPLOYEE ADVANCES:

The Company has made employee advances totaling $171,160 during the first quarter 2000. The majority of the advance, $158,000, is due on demand from the Chief Executive Officer of the Company.

DUE TO RELATED PARTIES:

As of March 31, 2000, due to related parties consist of an unsecured, interest bearing, due on demand note payable to an affiliate in the amount of $177,939. Interest on the note to the affiliate is 10% per annum. Accrued interest on the affiliate note totaled $5,446 as of March 31, 2000 and is included in accrued expenses.

OFFICE SPACE:

The Company leases its facilities from a related party on a month to month basis. Because of the nature of these relationships, the amounts charged may have been different had the parties not been related.

                      GLOBALE TUTOR, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                       UNAUDITED CONDENSED CONSOLIDATED
                        NOTES TO FINANCIAL STATEMENTS
           FOR THE PERIODS ENDING MARCH 31, 2000 AND MARCH 31, 1999

NOTE D
STOCKHOLDERS' EQUITY

Common Stock - The Company is authorized to issue 50,000,000 shares of $.001 par value common stock. 12,827,747 shares were issued and outstanding as of March 31, 2000.

Preferred Stock - The Company is authorized to issue 500,000 shares of $.001 par value preferred stock with such rights and preferences and in such series as determined by the Board of Directors at the time of issuance. No shares are issued or outstanding as of March 31, 2000.

Warrants - At March 31, 2000, the Company had 178,816 warrants to purchase common stock outstanding at prices from $.25 to $1.25 per share, and from 2002 to 2005. The warrants were issued in connection with the Predecessor obtaining short-term notes payable and equity investments, and for professional services rendered.

Options - See Note F

NOTE E
INCOME TAXES

The components of income taxes are as follows:


         CURRENT TAXES:
                  Federal income taxes                                 $        -
                  State income taxes                                            -
                                                                       ---------------
                                                                                -

         DEFERRED TAXES:
                  Federal income taxes                                          -
                  State income taxes                                            -
                                                                       ---------------

                                                                                -
                                                                       ---------------
                                                                       $        -

OPERATING LOSS CARRY FORWARDS

The company had available for carry forward net operating losses totaling $361,570 for the three months ended March 31, 2000. The carryforward is available to offset federal and state income taxes and will expire in 2019.

The tax effects of temporary differences that give rise to significant portions of the deferred tax asset and tax liabilities at March 31, 2000 are presented below:


NON-CURRENT:                                                       2000
                                                                 ----------
Deferred tax asset
         Net operating loss carryforward                         $ 361,570
         Accumulated Depreciation                                       34
         Accumulated Amortization                                       17
         Research and Development Tax Credits                       24,449
                                                                 ----------
         Deferred tax asset                                        386,070

         Less valuation allowance                                 (386,070)
                                                                 ----------

Net non-current deferred tax asset                                 $  -0-
                                                                   ------

                      GLOBALE TUTOR, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                       UNAUDITED CONDENSED CONSOLIDATED
                        NOTES TO FINANCIAL STATEMENTS
           FOR THE PERIODS ENDING MARCH 31, 2000 AND MARCH 31, 1999

NOTE F
STOCK OPTION PLANS

In December 1999, the Parent adopted the 1999 Stock Option Plan (the "1999 Plan"), and on January 21, 2000 the shareholders approved, an employee stock option plan, pursuant to which the Company is authorized to grant options to key employees, officers, directors, and consultants. Awards under the plan will consist of both non-qualified options and options intended to qualify as "Incentive Stock Options" under Section 422 of the Internal Revenue code of 1986, as amended. In addition, the Company had previously adopted the 1996 Omnibus Plan (the "1996 Plan"). The 1999 Plan and 1996 Plan provide for grants of options to purchase up to 5,000,000 and 900,000 shares of Common Stock, respectively, at a purchase price equal to the fair market value on the date of grant. Generally, options from both plans vest over three years from the date of grant. Compensation expense for options granted to non-employees, included in general and administrative, aggregated $0 and $0 during the periods ended March 31, 2000 and March 31, 1999, respectively. A summary of the status of the options granted under the Company's stock option plan and other agreements at March 31, 2000, and changes during the period then ended are presented below:

------------------------------------------------------------------------------------------------------
                                                   March 31, 2000
                                                   --------------
                                                                       Weighted Average
                                                   Shares              Exercise Price
                                                   ------              --------------
Outstanding at
 Beginning of period                               2,441,330            $ .73
Granted                                            4,380,174              .25
Exercised                                                 --               --
Forfeited                                          2,413,830              .73
Expired                                                   --               --
                                                   ---------            -----


Outstanding at end
  Of period                                        4,407,674            $ .25
                                                   ---------            -----

Weighted average fair
 Value of options granted
  During the three months ended
  March 31, 2000                                   4,380,174            $1.89
                                                   ---------            -----
------------------------------------------------------------------------------------------------------

The fair value of each option granted is estimated on the date granted using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during the three months ended March 31, 2000: risk free interest rate of 5%, expected dividend yield of zero, expected life of 3.0 years, and expected volatility of 141%.

A summary of the status of the options outstanding under the Company's stock option plans and employment agreements at March 31, 2000 is presented below:

                                    Options Outstanding                                           Options Exercisable
                    -------------------------------------------------------------  -------------------------------------

     Range of                          Weighted-Average       Weighted-Average                       Weighted-Average
     Exercise           Number            Remaining               Exercise            Number             Exercise
      Prices         Outstanding       Contractual Life            Price            Exercisable           Price
------------------- --------------- ----------------------- ---------------------  --------------  ---------------------
        $.25-$.275       4,380,174        2.9 years                        $0.25       1,737,391                  $0.25
             $0.75          27,500        1.9 years                        $0.75          27,500                  $0.75
                    ---------------                                                --------------
                         4,407,674                                                     1,764,891

                      GLOBALE TUTOR, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                       UNAUDITED CONDENSED CONSOLIDATED
                        NOTES TO FINANCIAL STATEMENTS
           FOR THE PERIODS ENDING MARCH 31, 2000 AND MARCH 31, 1999

Note G
LOSS PER SHARE

The following data shows the amounts used in computing loss per share for the periods presented:

                                                       For the Three Months Ended
                                                                March 31,
                                                ---------------------------------------
                                                      2000                  1999
                                                      ----                  ----
Loss from operations available
to common shareholders (numerator)                      (930,878)             (227,331)
                                                =================     =================

Weighted average number of common
shares outstanding used in loss per
share for the period (denominator)                    27,467,747             9,036,498
                                                -----------------     -----------------


The Company had outstanding at March 31, 2000, and March 31, 1999, respectively, options to purchase 4,407,674 and 2,851,442 common shares at prices ranging from $.001 to $2.25 and warrants to purchase 118,816 and 0 common shares that were not included in the computation of loss per share because their effect is anti-dilutive.

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
GLOBALETUTOR.COM, INC.
Atlanta, GA

We have audited the accompanying balance sheet of GLOBALETUTOR.COM, INC. [A DEVELOPMENT STAGE COMPANY] at December 31, 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception on December 10, 1999 through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of GLOBALETUTOR.COM, INC. [A DEVELOPMENT STAGE COMPANY] as of December 31, 1999 and the results of its operations and its cash flows for the period from inception on December 10, 1999 through December 31, 1999 in conformity with generally accepted accounting principles.


/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

March 14, 2000
Salt Lake City, Utah

                             GLOBALETUTOR.COM, INC.
                          [A DEVELOPMENT STAGE COMPANY]

                                  BALANCE SHEET

                                     ASSETS

                                                                                       December 31,
                                                                                           1999
                                                                                       -----------
CURRENT ASSETS:
     Cash in bank                                                                      $   774,911
     Prepaid expenses                                                                       20,000
                                                                                       -----------
               Total current assets                                                        794,911
                                                                                       -----------

PROPERTY AND EQUIPMENT, net                                                                  5,290
                                                                                       -----------
OTHER ASSETS:
     Domain Registration, net                                                                  132
     Deferred investment banking fees                                                       75,000
                                                                                       -----------
               Total other assets                                                           75,132
                                                                                       -----------
                                                                                       $   875,333
                                                                                       ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES:
     Accounts payable                                                                  $    98,500
     Accrued expenses                                                                       11,606
     Note payable - related party                                                          923,890
                                                                                       -----------
               Total Current Liabilities                                                 1,033,996
                                                                                       -----------

STOCKHOLDERS' EQUITY (DEFICIT):
     Preferred stock, $.001 par value 5,000,000 shares
        authorized; no shares issued and outstanding                                          --
     Common stock, $.001 par value100,000,000 shares
        authorized, 4,820,000 shares issued and outstanding                                  4,820
     Capital in excess of par                                                               20,180
     Deficit accumulated during the
       development stage                                                                  (183,663)
                                                                                       -----------
               Total Stockholders' Equity (Deficit)                                       (158,664)
                                                                                       -----------
                                                                                       $   875,333
                                                                                       ===========

    The accompanying notes are an integral part of this financial statement.

                             GLOBALETUTOR.COM, INC.
                          [A DEVELOPMENT STAGE COMPANY]

                             STATEMENT OF OPERATIONS

                                                        From Inception
                                                        on December 10,
                                                         1999 Through
                                                         December 31,
                                                             1999
                                                         -----------
REVENUE                                                  $      --
                                                         -----------
EXPENSES:
     General and administrative                              134,888
     Selling expenses                                         40,292
                                                         -----------
           Total expenses                                    175,180
                                                         -----------
LOSS FROM OPERATIONS                                        (175,180)
                                                         -----------
OTHER EXPENSE:
     Interest expense                                          8,483
                                                         -----------
           Total other expenses                                8,483
                                                         -----------
LOSS BEFORE INCOME TAXES                                    (183,663)

CURRENT TAX EXPENSE                                             --

DEFERRED TAX EXPENSE                                            --
                                                         -----------

NET LOSS                                                 $  (183,663)
                                                         -----------

LOSS PER COMMON SHARE                                    $      (.04)
                                                         -----------

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                 4,820,000
                                                         ===========

    The accompanying notes are an integral part of this financial statement.

                             GLOBALETUTOR.COM, INC.
                          [A DEVELOPMENT STAGE COMPANY]

                        STATEMENT OF STOCKHOLDERS' EQUITY

                 FROM THE DATE OF INCEPTION ON DECEMBER 10, 1999

                            THROUGH DECEMBER 31, 1999

                                                                                                              Deficit
                                                                                                           Accumulated
                                          Preferred Stock              Common Stock          Capital in    During the
                                       ----------------------       ----------------------    Excess of    Development
                                      Shares        Amount         Shares        Amount       Par Value       Stage
                                     ----------    ----------     ----------    ----------     ----------    ----------
BALANCE, December 10, 1999                    -  $          -              -  $          -   $          -  $          -

Issuance of 4,820,000 shares
  common stock for cash at
  approx.  $.005 per share,
   December 1999                              -             -      4,820,000         4,820         20,180             -

Net loss for the period ended
  December 31, 1999                           -             -              -             -              -      (183,663)
                                    --------------------------   -----------  ------------   ------------  ------------
BALANCE, December 31, 1999                    -  $          -    $ 4,820,000  $      4,820   $     20,180  $   (183,663)
                                    --------------------------   -----------  ------------   ------------  ------------


    The accompanying notes are an integral part of this financial statement.

                             GLOBALETUTOR.COM, INC.
                          [A DEVELOPMENT STAGE COMPANY]

                             STATEMENT OF CASH FLOWS

                         NET INCREASE (DECREASE) IN CASH

                                                                        From Inception
                                                                        on December 10,
                                                                         1999 Through
                                                                         December 31,
                                                                            1999
                                                                         -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                              $(183,663)
   Adjustments to reconcile net loss to
     net cash used by operating activities:
     Depreciation and amortization                                              87
     Changes is assets and liabilities:
        (Increase) in prepaid expense                                      (20,000)
        Increase in accounts payable                                        23,500
        Increase in accrued expenses                                        11,606
                                                                         ---------
          Net Cash Provided (Used) by Operating Activities                (168,470)
                                                                         ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of fixed assets                                                 (5,369)
   Purchase of intangible assets                                              (140)
                                                                         ---------
          Net Cash Provided (Used) by Investing Activities                  (5,509)
                                                                         ---------
CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from issuance of common stock                                      25,000
Proceeds from note payable                                                 923,890
                                                                         ---------
          Net Cash Provided by Financing Activities                        948,890
                                                                         ---------
NET INCREASE IN CASH                                                       774,911

CASH AT BEGINNING OF PERIOD                                                   --
                                                                         ---------
CASH AT END OF PERIOD                                                    $ 774,911
                                                                         =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

     Cash paid during the period for:
        Interest                                                         $    --
        Income taxes                                                     $    --

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

     For the period ended December 31, 1999:
         The Company accrued $75,000 in deferred investment banking fees.


    The accompanying notes are an integral part of this financial statement.

                             GLOBALETUTOR.COM, INC.
                          [A DEVELOPMENT STAGE COMPANY]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   ORGANIZATION - GLOBALETUTOR.COM, INC. (the Company) was incorporated in Nevada on December 10, 1999 and is developing a website for global education via web-based, interactive, video-on-demand tutoring services for K-12. The Company has not commenced planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

   ORGANIZATION COSTS - In accordance with SOP 98-5, "Reporting on the Costs of Start-up Activities", the Company expenses all organizational costs as incurred.

   LOSS PER SHARE - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [SEE NOTE 11]

   CASH AND CASH EQUIVALENTS - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

   CASH IN EXCESS OF FEDERALLY INSURED LIMITS - As of December 31, 1999 the Company had deposits with a financial institution in the amount of $ 674,911 in excess of federally insured limits.

   OTHER ASSETS - Other assets includes domain names in the amount of $140 that are being amortized on a straight-line basis over two years. Amortization expense for the period ended December 31, 1999 was $ 8.

   ADVERTISING - The Company's policy is to expense advertising costs as incurred.

   PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in service. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed for financial statement purposes on a straight-line method over the estimated useful life of the asset.

   STOCK BASED COMPENSATION - The Company accounts for its stock-based compensation plan under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Effective from the date of inception, the Company adopted the disclosure only option of SFAS No. 123, "Accounting for Stock-Based Compensation ." SFAS No. 123 requires that companies which do not choose to account for stock-based compensation as prescribed by the statement shall disclose the pro forma effects on earnings and earnings per share as if SFAS No. 123 had been adopted.

                             GLOBALETUTOR.COM, INC.
                          [A DEVELOPMENT STAGE COMPANY]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

   ACCOUNTING ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

   RECENTLY ENACTED ACCOUNTING STANDARDS - Statement of Financial Accounting Standards (SFAS) No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections", SFAS No. 136, "Transfer of Assets to a Not-for-Profit Organization or Charitable Trust that Raise or Hold Contributions for Others", SFAS No. 137 , "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date and Amendment of SFAS No. 133", were recently issued. SFAS No. 135, 136 and 137 have no current applicability to the Company or their effect on the financial statements would not have been significant.

   COMPREHENSIVE LOSS - Comprehensive loss from the date of inception until December 31, 1999 is the same as net loss presented in the accompanying statement of operations.

NOTE 2 - MERGER AND PLAN OF REORGANIZATION

   On December 28, 1999 the Company entered into a definitive merger and plan of reorganization agreement with GLOBALETUTOR, Inc. (formerly Digital Launch, Inc.) a publicly held Delaware Corporation ("GLOBAL"). The merger qualifies as a tax-free transaction under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The agreement requires the shareholders of the Company to exchange all of the outstanding stock of the Company to Global in exchange for 9,640,000 shares of Global in a transaction accounted for as a recapitalization of the Company, wherein the Company will become a wholly owned subsidiary of GLOBAL. Additionally, the agreement calls for GLOBAL to sell to outside investors in a private placement transaction, an additional 8,000,000 shares of stock at $.25 per share, and 500,000 shares of stock at $.20 per share, totaling $2,100,000.

   The Company received on December 30, 1999, $750,000 from GLOBAL in exchange for a senior secured note and a stock pledge, in anticipation of the acquisition (See Note 5). A separate agreement with an investor, an investment banking entity, provides for the payment of a 10% finders fee from the Company to the investor, for all cash raised resulting from the merger. A $75,000 finders fees was accrued as of December 31, 1999 and was recorded as deferred investment banking fee.

   On January 21, 2000 the Company completed the merger with Global through (1) the exchange of 4,820,000 shares of Company stock for 9,640,000 shares of Global common stock, (2) the offset of $75,000 deferred investment banking fees against additional paid in capital.

                             GLOBALETUTOR.COM, INC.
                          [A DEVELOPMENT STAGE COMPANY]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - MERGER AND PLAN OF REORGANIZATION [CONTINUED]

   Additionally, in accordance with the merger agreement, Global authorized the issuance of options, each with a three-year term, to purchase shares of Global common stock: (1) options to purchase 2,500,000 shares at an exercise price of $0.25 per share to Tom McMurrain, an officer of the Company, (2) options to purchase 2,500,000 shares, at an exercise price of $0.50 per share to Tom McMurrain, and (3) options to purchase 2,000,000 shares, at an exercise price of $0.25 per share, to certain new members of management of Global to be designated by Tom McMurrain on or prior to the closing. These 7,000,000 options were subsequently canceled. The agreement also calls for Global to assume all current outstanding obligations of the Company to holders of options and warrants to purchase shares of capital stock of the Company, which had been committed to as of December 28, 1999.

NOTE 3 - PROPERTY AND EQUIPMENT

   Property and Equipment consisted of the following at December 31, 1999:

                      Computer Equipment                                                         $     5,369
                      Less accumulated depreciation                                                      (79)
                                                                                                 -----------
                                                                                                 $     5,290
                                                                                                 ===========

   During the period ended December 31, 1999 depreciation expense was $79.

NOTE 4 -  ACCRUED LIABILITIES

   Accrued liabilities include the following as of December 31, 1999:

                      Accrued salaries                                                                 3,123
                      Accrued interest                                                                 8,483
                                                                                                   ---------
                                                                                                   $  11,606
                                                                                                   =========

NOTE 5 - NOTE PAYABLE - RELATED PARTY

   Notes payable - related parties as of December 31, 1999 consist of an unsecured, interest bearing, due on demand note payable to an affiliate in the amount of $173,890. Interest on the note to the affiliate accrues monthly at a rate of 5% per month, subsequently and retroactively revised to 10% per annum. Accrued interest on the affiliate note totaled $8,483 as of December 31, 1999 and is included in accrued expenses on the accompanying balance sheet. (See Note 4.)

   Notes payable - related parties as of December 31, 1999 also includes a $750,000 secured note payable to Global. The note payable to Global is secured by a stock pledge agreement with Tom McMurrain, the Company's president and a significant shareholder and accrues interest at Prime plus 1%. All 4,820,000 shares of the Company's common stock are pledged as security to the note. Effective with the reorganization, the note was converted to equity in Global (See Note 2).

                             GLOBALETUTOR.COM, INC.
                          [A DEVELOPMENT STAGE COMPANY]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 - CAPITAL STOCK

   PREFERRED STOCK - The Company has authorized 5,000,000 shares of preferred stock with such rights and preferences and in such series as determined by the Board of Directors at the time of issuance. No shares are issued or outstanding as of December 31, 1999

   COMMON STOCK - During December 1999, in connection with its organization, the Company issued 4,820,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash of $25,000 (or approx. $.001 per share).

NOTE 7 - STOCK OPTION PLAN

   The Company's Stock Incentive Plan (the "Plan") was adopted by the Board of Directors on December 28, 1999. Incentive stock options may be granted to employees of the Company entitling them to purchase shares of common stock for a maximum of ten years (five years in the case of options granted to a person possessing more than 10% of the combined voting power of the Company as of the date of grant). The exercise price for incentive stock options may not be less than fair market value of the common stock on the date of the grant (110% of fair market value in the case of options granted to a person possessing more than 10% of the combined voting power of the Company). Nonqualified stock options may be granted to employees, officers, directors, independent contractors and consultants of the Company. The aggregate fair market value of the shares of common stock for which one or more options granted to any employee under the Plan may for the first time become exercisable as incentive options during any one calendar year shall not exceed $100,000.

   STOCK OPTIONS - During the periods presented in the accompanying financial statements the Company has granted options under the Plan. The Corporation has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock option plans or other agreements. Had compensation cost for the Company's stock option plan and agreements been determined based on the fair value at the grant date for awards in 1999, consistent with the provisions of SFAS No. 123, there would have been no effect on the Company's net earnings and earnings per share would have had no effect on the net loss of the Company.

   The fair value of each option granted is estimated on the date granted using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during the period ended December 31, 1999, risk-free interest rates of 5.1%, expected dividend yields of zero, expected life of 3 years, and expected volatility 141%.

                             GLOBALETUTOR.COM, INC.
                          [A DEVELOPMENT STAGE COMPANY]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 7 - STOCK OPTION PLAN [CONTINUED]


   A summary of the status of the options granted under the Company's stock option plan and other agreements at December 31, 1999 and changes from inception on December 10, 1999 is presented below:

                                                                    December 31, 1999
                                                               ----------------------------
                                                                           Weighted Average
                                                                Shares      Exercise Price
                                                               --------     ---------------
     Outstanding at December 10, 1999                               -             -
     Granted                                                    241,000        $.25
     Exercised                                                        -           -
     Forfeited                                                        -           -
     Expired                                                          -           -
                                                               --------      -------------
     Outstanding at  December 31, 1999                          241,000        $.25
                                                               --------      -------------
     Weighted average fair value of options granted
       during the period                                        241,000        $.00
                                                               --------      -------------

     A summary of the status of the options outstanding under the Company's stock option plans and employment agreements at December 31, 1999 is presented below:

                                             Options Outstanding                           Options Exercisable
                          -------------------------------------------------------   -------------------------------
          Range of                        Weighted-Average       Weighted Average                   Weighted-Average
          Exercise          Number            Remaining              Exercise          Number           Exercise
           Prices         Outstanding     Contractual Life             Price         Exercisable          Price
         ----------       -----------     ----------------       ----------------    -----------    ----------------
           $.25                241,000          3 years              $.25                 241,000       $.25


                             GLOBALETUTOR.COM, INC.
                          [A DEVELOPMENT STAGE COMPANY]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 8 - INCOME TAXES

   The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

   The Company has available at December 31, 1999, unused operating loss carryforwards of approximately $183,000 which may be applied against future taxable income and which expire in various years through 2019.

   The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $67,000 as of December 31, 1999, with an offsetting valuation allowance at year end of the same amount resulting in a change in the valuation allowance of approximately $67,000 during 1999.

NOTE 9 - RELATED PARTY TRANSACTIONS

   OFFICE SPACE - The Company leases its facilities from a related party on a month to month basis. The Company has also borrowed money from several related entities as disclosed in Note 5. Because of the nature of these relationships, the amounts charged may have been different had the parties not been related. The rents paid to the related party amounted to $1,200 for the period ended December 31, 1999.

NOTE 10 - GOING CONCERN

   The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has incurred losses since its inception, has current liabilities in excess of current assets and has not yet been successful in establishing profitable operations. These factors raised substantial doubt about the ability of the Company to continue as a going concern. In this regard, management has mitigated the doubt by raising additional funds through the subsequent merger with GLOBALETUTOR and the sales of 8,000,000 shares of common stock for total proceeds of $2,000,000 net of a 10% finders fee (See
   Note 2). There is no assurance that the Company will be successful in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                             GLOBALETUTOR.COM, INC.
                          [A DEVELOPMENT STAGE COMPANY]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 11 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share from inception on December 10, 1999 through December 31, 1999

         Loss from continuing operations available to common
          shareholders (numerator)                                                        $(183,663)
                                                                                        -----------
         Weighted average number of common shares outstanding
           used in loss per share calculation for the period (denominator)                4,820,000
                                                                                        -----------

   Subsequent to the year ended December 31, 1999, the Company effected a recapitalization and was acquired by Global (See Note 2).

NOTE 12 - COMMITMENTS AND CONTINGENCIES

   INVESTMENT BANKING AGREEMENT - On December 22, 1999, the Company entered into an investment capital financing agreement. The agreement requires the Company to pay a ten percent finders fee for any financing, debt or other bridge loans as well as warrants for 10% of any stock issued by the Company. The term of the agreement is one year, unless the Company continues to use the funding sources provided to the Company. At December 31, 1999, the Company has accrued $75,000 in finders fees in connection with the $750,000 note payable (See Note 2).

NOTE 13 - SUBSEQUENT EVENTS

   MERGER AND PLAN OF REORGANIZATION - On January 21, 2000 the Company completed the transaction under the Agreement and Plan of Reorganization dated December 28, 1999 with Digital and exchanged 4,820,000 shares of Company stock for 9,640,000 shares of Digital common stock. The Company is now a wholly owned subsidiary of GLOBALETUTOR, Inc. (formerly known as Digital Launch, Inc.) (SEE NOTE 2).

    UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma combined condensed consolidated financial statements give effect to the KilimanjaroGroup.com, Inc. (Kilimanjaro) Merger. The Kilimanjaro merger was accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of Kilimanjaro have been combined with the recorded values of the assets and liabilities of GlobaleTutor, Inc. in the unaudited GlobaleTutor, Inc. combined condensed consolidated financial statements.

The unaudited pro forma combined condensed consolidated balance sheet has been prepared to reflect the Kilimanjaro Merger as if it occurred on January 1, 2000. The unaudited pro forma condensed consolidated statements of operations reflect the results of operation of GlobaleTutor, Inc. and Kilimanjaro for the three months ended March 31, 2000.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had GlobaleTutor, Inc. and Kilimanjaro been a combined company during the specified periods. The unaudited pro forma combined condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of GlobaleTutor, Inc, and KilimanjaroGroup.com, Inc. included in this filing.

                        GLOBALETUTOR, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2000


ASSETS
                                                        GlobaleTutor, Inc.
                                                          and Subsidiay    KilimanjaroGroup.com, Inc.
                                                         (A Development         (A Development         Adjustments/  Consolidated
                                                          Stage Company)        Stage Company)         Eliminations  Statements
                                                       ------------------- --------------------------  ------------  ------------

Current assets                                                  1,129,251                        -        (75,000)(a)  1,054,251
                                                       ------------------- --------------------------  ------------  ------------

Property and equipment, net                                        35,326                        -              -         35,326
                                                       ------------------- --------------------------  ------------  ------------


Goodwill and other purchased intangibles, net                       3,597                        -        101,200 (a)    104,797
                                                       ------------------- --------------------------  ------------  ------------

                                                                1,168,174                        -         26,200      1,194,374
                                                       =================== ==========================  ============  ============


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities                                               441,715                      1,200            -        442,915
                                                       ------------------- --------------------------  ------------  ------------

Stockholders' equity
                                                                                                           (2,655)(a)
      Common stock                                                 27,468                      2,655           50 (a)     27,518


      Additional paid in capital                                1,813,533                        -         24,950 (a)  1,838,483



      Deficit Accumulated During the Development Stage         (1,114,542)                    (3,855)       3,855 (a) (1,114,542)
                                                       ------------------- --------------------------  ------------  ------------

                                                                  726,459                     (1,200)      26,200        751,459
                                                       ------------------- --------------------------  ------------  ------------

                                                                1,168,174                        -         26,200      1,194,374
                                                       =================== ==========================  ============  ============


  See notes to unaudited pro forma condensed consolidated financial statements

                        GLOBALETUTOR, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2000


                                                 Global e Tutor, Inc. and
                                                subsidiary (A Development   KilimanjaroGroup.com, Inc.  Adjustments/   Consolidated
                                                      Stage Company)      (A Development Stage Company) Eliminations    Statements
                                               -------------------------  ----------------------------  ------------   ------------
REVENUE                                                               -                             -                            -
                                               -------------------------  ----------------------------

COSTS OF GOODS SOLD
       Purchases                                                      -                             -                            -
                                               -------------------------  ----------------------------                 ------------

Profit margin                                                         -                             -                            -

Operating Expenses
       General and administrative                               415,588                             -         5,000 (a)    420,588
       Depreciation/Amortization                                    875                             -         5,060 (b)      5,935
       Research and development                                 362,997                             -                      362,997
       Sales and marketing                                      157,114                             -                            -
                                               -------------------------  ----------------------------  ------------   ------------
                                                                936,573                             -        10,060        789,519

           Loss from operations                                (936,573)                            -       (10,060)      (946,633)

Other income (expense)
       Interest income                                            7,665                             -                        7,665
       Interst expense                                           (1,970)                            -                       (1,970)
                                               -------------------------  ----------------------------                 ------------

                                                                  5,695                             -                        5,695
                                               -------------------------  ----------------------------                 ------------

           Loss before income taxes                            (930,878)                            -                     (940,938)

Income taxes                                                          -                             -                            -
                                               -------------------------  ----------------------------                 ------------

           Net loss                                            (930,878)                            -                     (940,938)
                                               =========================  ============================                 ============

           Net loss per share                                     (0.03)                                                     (0.03)

           Weighted average shares outstanding               27,467,747                                                 27,517,747


       See notes to unaudited condensed consolidated financial statements

                       GLOBALETUTOR, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

    NOTES TO PRO FORMA COMBINED CONDENSED CONSOLDIATED FINANCIAL STATEMENTS
                        (UNAUDITED) BASIS OF PRESENTATION
                                 MARCH 31, 2000


The pro forma combined condensed consolidated financial statements reflect the issuance of 50,000 restricted shares of GlobaleTutor, Inc. common stock, $.001 par value. The Kilimanjaro Merger was accounted for under the purchase method of accounting in accordance with APB Opinion No. 15. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of Kilimanjaro have been combined with the recorded values of the assets and liabilities of GlobaleTutor, Inc. in the unaudited pro forma combined condensed consolidated financial statements.

The operations and balance sheet of GlobaleTutor, Inc. and Subsidiary, Inc. include the pro forma effect of the reverse merger with Digital Launch, Inc. which occurred in January of 2000.

PRO FORMA ADJUSTMENTS

(a) To reflect issuance of 50,000 shares of GlobaleTutor, Inc. common stock and $75,000 cash in exchange for 100% of the outstanding common stock of Kilimanjaro.

     Management estimates the value of the 50,000 shares to be $.50 per share. Management has allocated the purchase price to the assets and liabilities acquired based upon their relative fair values. The transaction generated goodwill and other intangibles of $101,200, which will be amortized on a straight-line basis over a five-year life.

     Management continues to study the allocation of the purchase price; upon completion of such study, the allocation may change.

(b)  To reflect three months of amortization of goodwill and other intangibles.